Term Sheet Supplement

HSI Asset Securitization Corporation
                       HSBC Bank USA, National Association
                       (Depositor)  (Sponsor and Seller)

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The  issuing  entity  will  issue  certificates  consisting  of both  senior and subordinate certificates that represent beneficial ownership interests in a trust. The certificates are expected to receive monthly distributions of interest and, if applicable, principal, on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, beginning in the calendar month following the closing date.

      o The trust's main source of funds for making distributions on the certificates will be collections on closed-end, fixed rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties.

      o Credit enhancement of the certificates will be provided by the subordination of certain classes of certificates in respect of the right to receive interest and principal and allocation of losses.

You should consider carefully the risk factors beginning on page S-5 of this term sheet supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates. No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this term sheet supplement is accurate or complete. Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.



                                   [HSBC Logo]

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

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for any Series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a Series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                           For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

    Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the prospectus with respect to any Series of
                              offered certificates

We provide information to you about any Series of offered certificates in three or more separate documents that provide progressively more detail:

      o the related prospectus, which provides general information, some of which may not apply to your Series of offered certificates;

      o this term sheet supplement, which provides general information about Series of certificates which may be issued by the issuing entity, some of which may not apply to your Series of offered certificates; and

      o one or more term sheets, which may describe terms applicable to the classes of the Series of offered certificates described therein, may provide a description of certain collateral information regarding the mortgage loans and the parties to the transaction and may provide other information related to your Series of certificates.

The related base prospectus filed by the depositor may be found at http:// www.sec.gov/Archives/edgar/data/1323260/000128269507000220/e65961a_424b3.txt.

The registration statement to which this offering relates is Commission File Number 333-140923.

The depositor's principal offices are located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this term sheet supplement and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                TABLE OF CONTENTS

                              Term Sheet Supplement

                                  Page                                     Page


RISK FACTORS ................................................................S-5
   Effect on Yields Caused by Prepayments, Defaults and Losses ..............S-5
   The Mortgage Loans in a Loan Group May be Cooperative Loans ..............S-6
   Prepayments on the Mortgage Loans Could Lead to Shortfalls in the
     Distribution of Interest on Your Certificates...........................S-7
   Additional Risks Associated with the Subordinate  Certificates ...........S-7
     Bankruptcy of Borrowers May  Adversely  Affect  Distributions  on
     Certificates ...........................................................S-8
   The Originators  May Not be Able to Repurchase  Defective
     Mortgage Loans .........................................................S-8
   The Yield on Your  Certificates Will be Affected by the Specific
     Terms that Apply to that Class of Certificates..........................S-9

GLOSSARY....................................................................S-13

THE MORTGAGE LOAN POOL......................................................S-13
   General..................................................................S-13
   Loan Groups..............................................................S-14

STATIC POOL INFORMATION.....................................................S-14

AFFILIATIONS AND RELATIONSHIPS..............................................S-14

ADDITIONAL INFORMATION......................................................S-15

UNDERWRITING GUIDELINES.....................................................S-15
   General..................................................................S-15

ASSIGNMENT OF THE MORTGAGE LOANS............................................S-15
   General..................................................................S-15
   Delivery of Mortgage Loan Documents......................................S-16
   Representations and Warranties Relating to the Mortgage Loans ...........S-17

DESCRIPTION OF THE CERTIFICATES.............................................S-19
   General..................................................................S-19
   Possible Interest Types..................................................S-20
   Possible Principal Types.................................................S-21
   Book-Entry Registration..................................................S-23
   Exchangeable Certificates................................................S-23
   Definitive Certificates..................................................S-23
   Payments on the Mortgage Loans...........................................S-24
   Distributions............................................................S-25
   Distributions on Certain Classes of Exchangeable Certificates ...........S-26
   Interest Distributions...................................................S-26
   Calculation of LIBOR.....................................................S-27
   Principal Distributions on the Senior Certificates ......................S-28
   Cross-Collateralization Mechanics in a Crossed Transaction ..............S-29
   Principal Distributions on the Senior Subordinate Certificates ..........S-29
   Allocation of Losses; Subordination......................................S-32
   Reports to Certificateholders............................................S-36

THE SPONSOR AND SELLER......................................................S-37

THE DEPOSITOR...............................................................S-38

THE MASTER SERVICER.........................................................S-38
   General..................................................................S-38
   Compensation of the Master Servicer......................................S-38
   Indemnification and Third Party Claims...................................S-39
   Limitation of Liability of the Master Servicer ..........................S-40
   Assignment or Delegation of Duties by the Master Servicer; Resignation ..S-40
   Master Servicer Events of Default; Waiver; Termination ..................S-41
   Assumption of Master Servicing by Trustee................................S-42

THE SERVICERS...............................................................S-43
   General..................................................................S-43

THE SECURITIES ADMINISTRATOR................................................S-43

MORTGAGE LOAN SERVICING.....................................................S-43
   General..................................................................S-43
   Servicing Compensation and Payment of Expenses ..........................S-43
   P&I Advances.............................................................S-44
   Servicing Advances.......................................................S-44
   Recovery of Advances.....................................................S-44
   Prepayment Interest Shortfalls...........................................S-45
   Collection and Other Servicing Procedures................................S-45
   Hazard Insurance.........................................................S-46
   Realization Upon Defaulted Mortgage Loans................................S-46
   Removal and Resignation of a Servicer....................................S-46

THE POOLING AND SERVICING AGREEMENT.........................................S-48
   The Issuing Entity.......................................................S-48
   Termination; Optional Clean-up Call......................................S-48
   Resignation and Removal of the Trustee...................................S-49
   Certain Matters Regarding the Depositor, the Servicers,
     the Securities Administrator and the Trustee ..........................S-49
   Amendment................................................................S-50

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

PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-51
   General..................................................................S-51
   Allocation of Principal Payments.........................................S-52
   Additional Yield Considerations Applicable Solely to the
     Residual Certificate ..................................................S-60

FEDERAL INCOME TAX CONSIDERATIONS...........................................S-61

STATE AND OTHER TAX CONSEQUENCES............................................S-66

ERISA CONSIDERATIONS........................................................S-66

METHOD OF DISTRIBUTION......................................................S-67

RATINGS.....................................................................S-68

LEGAL INVESTMENT............................................................S-69

GLOSSARY....................................................................S-71

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS ...........85

                                     SUMMARY

This summary highlights selected information from this term sheet supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire term sheet supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor and Seller

HSBC Bank USA, National Association, a national banking association and an affiliate of the depositor will be the sponsor and seller in connection with the issuance of any series of certificates. The primary executive office of the sponsor and seller is 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6120. HSBC Bank USA, National Association acquired the mortgage loans from the originators and will sell them to the depositor on the closing date. See "The Sponsor and Seller" and "Assignment of the Mortgage Loans" in this term sheet supplement.

Depositor

HSI Asset Securitization Corporation, a corporation organized under the laws of Delaware will be the depositor in connection with the issuance of any series of certificates. The principal executive office of the depositor is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212)
525-8119.  The  depositor is a direct  wholly owned  subsidiary  of HSBC Markets
(USA) Inc. and an affiliate of the sponsor and seller. See "The Depositor" in the accompanying prospectus.

Issuing Entity or Trust

The issuing entity for any series of certificates, will be a common law trust created pursuant to a pooling and servicing agreement related to such series.

Trustee

Pursuant to the terms of the pooling and servicing agreement related to any series, an entity will be appointed to act as trustee on behalf of the certificateholders with respect to the assets of the trust.

Securities Administrator

Pursuant to the terms of the pooling and servicing agreement related to any series, an entity will be appointed to act as securities administrator with respect to the issuance of the certificates of such series. As paying agent, the securities administrator will be responsible for making monthly distributions and preparing the related monthly distribution statements provided to certificateholders.

Master Servicer

Pursuant to the terms of the pooling and servicing agreement related to any series, an entity will be appointed to act as master servicer with respect to the mortgage loans held by the trust related to such series. The master servicer will be responsible for monitoring the performance of the servicers and for reconciling the servicer loan-level report which serves as the basis for the monthly distribution statement prepared by the securities administrator. See "The Master Servicer" in this term sheet supplement.

Servicers

In connection with the issuance of any series of certificates, one or more servicers will be appointed as servicer with respect to the mortgage loans in each loan group and pursuant to the related pooling and servicing agreement.

Generally speaking, each servicer will:

(1)   provide customary servicing functions with respect to such mortgage loans;

(2)   provide certain reports to the master servicer; and

(3) make certain principal and interest advances with respect to such mortgage loans and certain servicing advances with respect to the related mortgage properties.

Custodian

In connection with the issuance of any series of certificates, one or more entities may be appointed as custodians on behalf of the trust and the trustee, responsible for holding the loan documents related to the mortgage loans that are assets of the trust.

Originators

The sponsor will have previously acquired the mortgage loans in any loan group relating to any series of certificates from a variety of mortgage loan originators and loan sellers.

Relevant Dates

Distribution Date

Distributions on any series of certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day.

Record Date

The record date for any series of certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date).

Due Period

With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which such distribution date occurs.

Payments of Interest and Principal

Interest Distributions

The offered certificates of any series, other than principal only certificates, will bear interest at the rates per annum set forth or described in the related term sheet supplement.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

      o     the amount of interest accrued on your certificates;

      o     the related amount of funds available for distribution;

      o the amount of any accrued interest not paid on your certificates on earlier distribution dates; and

      o in the case of the certificates whose interest rate is tied to a designated index, such as LIBOR, the movements of that index.

Interest on the certificates will accrue on the basis set forth in this term sheet supplement.

Certain classes of offered certificates may be principal only certificates and will not be entitled to distributions of interest.

Payments of Principal

On each distribution date, one or more classes of the offered certificates of any series will be entitled to distributions of principal. If the issuing entity issues any interest only certificates, those classes of certificates will not be entitled to distributions of principal.

Credit Enhancement

Credit enhancement may reduce the potential for losses to be allocated to holders of certificates by shortfalls in payments collected on the mortgage loans in the related loan group. Credit enhancement can reduce the effect of shortfalls on all classes of offered certificates, or they can allocate shortfalls so they affect some classes before others.

Subordination. The related senior certificates will receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal. In addition, each class of related subordinate certificates will receive distributions of interest and principal prior to any other class of related subordinate certificates with a higher alphanumerical class designation. The related subordinate certificates, in reverse order of alphanumerical class designation, will absorb most losses on the mortgage loans in the related loan group, or the mortgage pool, as further described herein, other than certain excess losses, prior to other related classes of certificates.

Shifting of Interests. Generally, the related senior certificates will receive 100% of the principal prepayments received on the mortgage loans in the related loan group, not including the portion of principal prepayments payable to the related Class PO certificates, if any, until the fifth anniversary of the first distribution date. During the next four years, these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments. This will result in a quicker return of principal to such senior certificates and increases the likelihood that holders of such senior certificates will be paid the full amount of principal to which they are entitled.

Cross Collateralization. In certain limited circumstances, principal and interest collected from loans in a loan group may be used to pay principal or interest, or both, to certain of the senior certificates unrelated to that loan group.

The Mortgage Pool

The trust will be comprised of fixed rate, closed-end mortgage loans secured by first priority mortgages or deeds of trust on residential one- to four-family properties with original terms to maturity generally ranging from 15 years to 30 years, which may be divided into two or more loan groups.

Optional Termination of the Trust

Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this term sheet supplement, the master servicer will have the option to purchase the mortgage loans included in the trust established for any series, or in some circumstances, in any loan group, on the initial optional termination date, which is the distribution date following the month in which the aggregate stated principal balance of the mortgage loans included in the trust established for any series, or in that loan group, as applicable, as of the last day of the related due period is less than or equal to a percentage ranging from 1% to 15% of the aggregate stated principal balance of such mortgage loans included in the trust established for any series, or in that loan group, as applicable, as of the cut-off date as set forth in the related pooling and servicing agreement, and on each distribution date thereafter. Any such purchase of such mortgage loans would result in the payment on that distribution date of the final distribution on the certificates related to that trust or that loan group. See "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this term sheet supplement.

Federal Tax Aspects

Generally, elections will be made to treat the assets of the trust as one or more real estate mortgage investment conduits or REMICs for federal income tax purposes. The offered certificates, other than the residual certificate, will be treated as debt instruments of a REMIC for federal income tax purposes. The residual certificate will represent ownership of the residual interests in one or more REMICs.

See "Federal Income Tax Considerations" in this term sheet supplement.

ERISA Considerations

The offered certificates, other than the residual certificate, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal
Revenue  Code of 1986,  as amended  (the  "Code")  ("Plans")  and are subject to certain considerations described in this term sheet supplement and in the accompanying prospectus. Sales of the residual certificate to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this term sheet supplement and in the accompanying prospectus.

Legal Investment

The offered certificates rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as they continue to be rated in one of the two highest rating categories by such nationally recognized statistical rating organization. See "Legal Investment" in this term sheet supplement and in the accompanying prospectus.

                                  RISK FACTORS

Before making an investment decision, you should carefully consider the following risks that we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors set forth below as well as the risk factors in the accompanying prospectus.

The mortgage loans included in the trust established for any series may be divided into two or more loan groups. In such cases, the risk associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates are related.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan in a loan group generally will result in a prepayment on the certificates related to that loan group.

      o If you purchase a certificate at a discount or a principal only certificate (other than a Class PO Certificate) and principal payments on the related loans occur more slowly than you anticipate, or if you purchase a Class PO certificate and principal payments on the related loans having a net mortgage rate below the related required coupon occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate.

      o If you purchase a certificate at a premium or if you purchase an interest only certificate and principal payments on the related loans occur faster than you anticipate, then your yield may be lower than you anticipate and you could fail to fully recover your initial investment.

      o An originator or the sponsor may be required to purchase mortgage loans in a loan group from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates related to that loan group as a prepayment of those mortgage loans.

      o Prepayment of the mortgage loans will also occur if the master servicer elects to exercise its option to purchase all of the mortgage loans included in the trust established for any series, or in some circumstances all of the mortgage loans in any loan group, when the aggregate stated principal balance of such mortgage loans as of the last day of the related due period is less than or equal to the specified percentage in the related pooling and servicing agreement of the aggregate stated principal balance of such mortgage loans as of the cut-off date.

      o Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans in a loan group is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates related to that loan group may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the senior certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans in a loan group, you may suffer losses on certificates related to that loan group.

Subordination and Allocation of Losses.

Because the subordinate certificates provide credit support for all the related senior certificates, the protection provided to any class of senior certificates by the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the loans in the loan group related to one or more of the classes of senior certificates. Therefore, losses on the loans in the other loan groups will reduce the subordination provided by the subordinate certificates to the senior certificates related to the other loan groups and increase the likelihood that losses may be allocated to these senior certificates.

Losses on the loans in each loan group, up to a limited amount, resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the related subordinate certificates, up to a specified coverage amount. Since the subordinate certificates provide subordination for all of the related senior certificates, in the event loans in one or more of the related loan groups suffer a high level of these losses, the available coverage for these losses for such senior certificates will be reduced. In the event loans contributing to one or more of the loan groups suffer these losses after the available coverage has been exhausted, those losses above the coverage will be allocated as described under "Description of the Offered Certificates--Allocation of Losses; Subordination" in this term sheet supplement.

Under certain circumstances, loan payments derived from one or more of the loan groups otherwise payable to the subordinate certificates will be paid to the senior certificates related to the loan groups as described under "Description of the Certificates--Cross-Collateralization Mechanics in a Crossed Transaction" in this term sheet supplement.

The Mortgage Loans in a Loan Group May be Cooperative Loans

A portion of the mortgage loans in any loan group related to any series may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses, although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the
Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates related to the loan group containing such mortgage loans once a month on the distribution date that follows the prepayment period (the middle of the calendar month immediately preceding the month in which the distribution date occurs through the middle of the calendar month of the related distribution date). In the event the timing of any voluntary prepayments would cause there to be less than one full month's interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to such prepaid mortgage loans, each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections on the mortgage loans that it services payable on such certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments in full that occur from the first day of the distribution date month through the middle of that month and only to the extent of the servicing fees for that distribution date payable to the servicers.

If a servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates which provide for interest payments related to such loan group. In addition, no such payments from the servicers will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan related to such loan group. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates related to such loan group, will result in a reduction of the yield on your certificates related to such loan group.

Additional Risks Associated with the Subordinate Certificates

The protections afforded in the senior certificates create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

      o Because the subordinate certificates receive interest and principal distributions after all of the senior certificate receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

      o If any servicer determines not to advance a delinquent payment on a mortgage loan because such servicer determines the amount is not recoverable from a borrower or if the master servicer is required to make an advance and makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the senior certificates that will impact the subordinate certificates.

      o The subordinate certificates are generally not entitled to a proportionate share of principal prepayments on the related loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the loans in a loan group exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher alphanumerical class designations will be paid to the classes of subordinate certificates with lower alphanumerical designations.

      o Losses resulting from the liquidation of defaulted mortgage loans will generally be allocated to the subordinate certificates. A loss allocation results in a reduction in a class certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower class certificate balance will result in less interest accruing on the certificate.

      o The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these mortgage loans in any loan group will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses on the certificates related to that loan group.

The Originators May Not be Able to Repurchase Defective Mortgage Loans

Each originator will make various representations and warranties related to the mortgage loans in any loan group that it originated.

If an originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in any loan group in a timely manner, then that originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that an originator will not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. Although the sponsor may, in its sole discretion, repurchase or substitute for defective loans as described in this term sheet supplement, it is not required to do so. As a result, if such originator is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of the originator to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates related to that loan group could occur.

The Yield on Your Certificates Will be Affected by the Specific Terms that Apply to that Class of Certificates

The Class A Certificates

The Class A Certificates of any series, other than any Interest Only Certificates, may be subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the related loan group. Those classes of Class A Certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the related mortgage loans not covered by any applicable credit enhancement since these classes will be outstanding for a longer period of time.

The Class PO Certificates

The Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in the related loan group that have net mortgage rates lower than the rate specified in the related prospectus supplement. Therefore, the yield on such Class PO Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans in the related loan group that have net mortgage rates lower than the rate specified in the related prospectus supplement. Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans in the related loan group that have net mortgage rates lower than the rate specified in the related prospectus supplement occur at a rate slower than an investor assumed at the time of purchase, the investor's yield on the related Class PO Certificates will be adversely affected.

The Class IO Certificates

The Class IO Certificates in the related loan group will receive a portion of the interest payments only from the mortgage loans in the related loan group that have net mortgage rates higher than the rate specified in the related prospectus supplement. Therefore, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans in the related loan group that have net mortgage rates higher than the rate specified in the related prospectus supplement. Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans in the related loan group that have net mortgage rates higher than the rate specified in the related prospectus supplement are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in such related Class IO Certificates will be adversely affected. Investors in such Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than the rate specified in the related term sheet supplement could result in the failure of such investors to fully recover their investments.

The Senior Subordinate Certificates

The yield to investors in each class of the Senior Subordinate Certificates related to any series will be sensitive to the rate and timing of losses on the mortgage loans related to such series, if those losses are not covered by a more subordinate class of Senior Subordinate Certificates or the Junior Subordinate Certificates related to such series. It is not expected that the Senior Subordinate Certificates will receive any distributions of principal prepayments on the mortgage loans until the distribution date five years from the first distribution date unless the aggregate principal balance of the senior certificates (other than the related Class PO Certificates) has been reduced to zero prior to that date. On or after that date but before the distribution date in ten years from the first distribution date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans may be paid to the holders of the Senior Subordinate Certificates unless the aggregate certificate balance of the senior certificates (other than the related Class PO Certificates) has been reduced to zero prior to that date or certain conditions regarding the subordination percentages of the related loan groups and delinquencies of the related mortgage loans have been satisfied. As a result, the weighted average lives of the Senior Subordinate Certificates may be longer than would otherwise be the case.

Accrual Certificates and Partial Accrual Certificates

Because accrual certificates are not entitled to receive any distributions of interest for some period of time and partial accrual certificates are entitled to smaller distributions of interest that are based on only a portion of the class certificate balance of that class, accrual certificates and partial accrual certificates of any series will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Companion Certificates

A class of companion certificates of any series may receive small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions to one or more classes of planned principal classes, targeted principal classes or scheduled principal classes of that series. Due to the companion nature of these classes of certificates, these certificates will likely experience price and yield volatility. Investors in a class of companion certificates should consider whether this volatility is suitable to their investment needs.

Component Certificates

A class of component certificates of any series may consist of components with different principal and interest payment characteristics. As each component of a class of component certificates may be identified as falling into one or more of the categories set forth in any final term sheet related to that series and that class of component certificates may bear the risks, including the price and yield volatility, associated with the categories of certificates described in these risk factors to the extent of each applicable component. Investors in a class of component certificates should consider whether the risks and volatility associated with any component of that class is suitable to their investment needs.

Exchangeable Certificates

The characteristics of any class of exchangeable certificates of any series will reflect, in the aggregate, generally the characteristics of the related exchanged certificates of that series. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange exchanged certificates for exchangeable certificates and vice versa:

      o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the exact proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

      o A certificateholder that does not own the certificates may be unable to obtain the necessary exchanged certificates or exchangeable certificates.

      o The certificateholder of any class of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

      o Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

      o Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

      o Only the combinations listed in the related prospectus supplement are permitted.

      o The record dates for exchangeable certificates and the exchanged certificates that are the subject of the exchange must be the same.

Floating Rate and Inverse Floating Rate Certificates

The interest rate on any class of floating rate certificates included in any series will vary in accordance with the applicable interest rate index set forth in any final term sheet for that class. The interest rate on any class of inverse floating rate certificates included in any series will vary inversely with the applicable interest rate index set forth in any final term sheet for that class. Therefore, the yield to investors on any class of floating rate certificates or inverse floating rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index.

Interest Only Certificates

A class of interest only certificates included in any series will not be entitled to principal distributions and will receive interest distributions based on a notional amount, which, other than with respect to any Class IO Certificates, may be based on all or a portion of the Class Certificate Balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Insured Certificates

Investors in a class of insured certificates of any Series should be aware that the related financial guaranty insurance policy will not cover interest shortfalls attributable to prepayments or interest shortfalls related to Relief Act reductions on the related mortgage loans, except as is otherwise set forth in the related prospectus supplement for that class of insured certificates of that Series.

Non-Accelerated Senior or NAS Certificates

As described in any final term sheet for that class of NAS certificates of any series, a class of NAS certificates may not receive distributions of principal prepayments on the related mortgage loans for a period of time and, as described in any final term sheet for that class of certificates, may not be expected to receive distributions of scheduled principal payments on the related mortgage loans for a period of time. After the expiration of the initial period, such certificates may receive a distribution of principal prepayments on the related mortgage loans that is smaller than that class's pro rata share and, as described in any final term sheet for that class of certificates, may receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share.

Planned Principal Certificates or PACs

Based on the structuring assumptions described in the related prospectus supplement for that series, any class of planned principal certificates included in any series will be structured so that principal payments will be made in accordance with a schedule related to that class, but only if the mortgage loans related to such series in the related loan group prepay at a constant rate within a specified range. If prepayments on such mortgage loans in the related loan group occur at a rate below that range, the weighted average lives of that class of planned principal certificates may be extended. On the other hand, if prepayments on such mortgage loans in the related loan group occur at a rate above that range, the weighted average lives of that class of planned principal certificates may be reduced.

Principal Only Certificates

A class of principal only certificates included in any series is not entitled to receive distributions of interest. Investors in a principal only certificate should be aware that if prepayments of principal on the mortgage loans in the related loan group and distributed to that class occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal Certificates

Based on the structuring assumptions described in the related prospectus supplement for that class, any class of scheduled principal certificates included in any series will be structured so that principal payments will be made in accordance with a schedule related to that class, but only if the mortgage loans in the related loan group prepay at the rate or rates assumed in developing the applicable schedule for that class. If prepayments on such mortgage loans in the related loan group occur at a rate below the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be extended. On the other hand, if prepayments on such mortgage loans in the related loan group occur at a rate above the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates

Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in the related prospectus supplement for that class. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Targeted Principal Certificates or TACs

Based on the structuring assumptions described in the related prospectus supplement for that class, any class of targeted principal certificates of any series is structured so that principal payments on the mortgage loans in the related loan group will be made in accordance with a schedule related to that class, but only if such mortgage loans prepay at the constant rate assumed in establishing the related schedule. If prepayments on such mortgage loans in the related loan group occur at a rate below that rate, the weighted average lives of that class of targeted principal certificates may be extended. On the other hand, if prepayments on such mortgage loans in the related loan group occur at a rate above that rate, the weighted average lives of that class of targeted principal certificates may be reduced.

Certificates Related to Any Yield Maintenance Agreement

As set forth in any final term sheet for a class of certificates of any series, the holders of certain certificates of such series may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

However, the amount payable to those investors under a yield maintenance agreement may be based on a notional amount equal to the lesser of the aggregate Class Certificate Balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans included in the Trust established for such series. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in any final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in any final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in any final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

Furthermore, investors under the yield maintenance agreement are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

                                    GLOSSARY

A glossary of defined terms used in this term sheet supplement begins on page S-83. Any capitalized terms used in this term sheet supplement not defined within the text are defined in the Glossary or the accompanying prospectus.

                             THE MORTGAGE LOAN POOL

General

We will provide you with more information relating to the mortgage loans (the "Mortgage Loans") that are expected to be included as assets of the issuing entity relating to each issuance of certificates. All of the Mortgage Loans relating to any Series of certificates were originated by the Originators and subsequently sold in the ordinary course of business to the Sponsor pursuant to a Master Mortgage Loan Purchase and Servicing Agreement between the Sponsor and the respective Originator. On or prior to the Closing Date, the Sponsor will sell the Mortgage Loans relating to any Series of Certificates to the Depositor pursuant to a Mortgage Loan Purchase Agreement and the Depositor, in turn, will sell the Mortgage Loans relating to such Series of Certificates to the Trust pursuant to the Pooling and Servicing Agreement related to such Series. See "--Assignment of the Mortgage Loans" below.

The Mortgage Loans relating to any Series were originated by each Originator generally in accordance with the underwriting guidelines described in this term sheet supplement. See "--Underwriting Guidelines" below.

All of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property.

None of the Mortgage Loans included in the Trust established for any Series will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that Mortgage Loan or the replacement value of the improvements on the related Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Certain of the Mortgage Loans may have loan-to-value ratios at origination of greater than 80% and with respect to each such Mortgage Loan the related borrower generally was required to obtain primary mortgage guaranty insurance issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae. Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of such Mortgage Loan, the accrued interest on such Mortgage Loan and the related foreclosure expenses. No primary mortgage guaranty insurance policy generally will be required on any Mortgage Loan after the date on which the loan-to-value ratios is below a certain level.

Loan Groups

As more fully described in any final term sheet for that Series, the Mortgage Loans included in the Trust established for any Series may be divided into two or more groups based on certain payment, maturity, geographical or other characteristics. Any Series in which the Mortgage Loans included in the trust are divided into more than one loan group will be referred to in this term sheet supplement as a "Multiple Loan Group Transaction".

In a Multiple Loan Group Transaction, each loan group of any Series will be assigned a numerical designation, such as loan group I and loan group II and so forth, and the Mortgage Loans included therein may be referred to as the group I loans and the group II loans and so forth, respectively. Each class of Offered Certificates relating to each loan group will be referred to collectively in this term sheet supplement as a "Certificate Group".

Payments received on the Mortgage Loans included in any loan group will be distributed to the classes of related Offered Certificates, as more fully described any final term sheet for that class and this term sheet supplement.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, and references to the related (or words of similar effect) Mortgage Loans will mean the Mortgage Loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest. Furthermore, references to a "related loan group" should be interpreted to mean the Mortgage Loans included in the Trust established for any Series as a whole in connection with any transaction that is not a Multiple Loan Group Transaction.

                             STATIC POOL INFORMATION

Static pool information with respect to prior securitized pools originated by certain of the Originators, presented by pool, will be available on line at the websites specified in the related prospectus supplement.

                         AFFILIATIONS AND RELATIONSHIPS

The Depositor, HSBC Securities (USA) Inc., the Sponsor, Decision One Mortgage and HSBC Mortgage Corporation (USA) are all affiliates of each other and have the following ownership structure:

      o The Depositor and HSBC Securities (USA) Inc. are each direct wholly-owned subsidiaries of HSBC Markets (USA) Inc.

      o The Sponsor, the Depositor, HSBC Securities (USA) Inc., Decision One Mortgage and HSBC Mortgage Corporation (USA) are each indirect wholly-owned subsidiaries of HSBC Holdings plc.

      o HSBC Mortgage Corporation (USA) and Decision One Mortgage are affiliates of the Sponsor and the Depositor.

                             ADDITIONAL INFORMATION

A Current Report on Form 8-K will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates of any Series, together with the Pooling and Servicing Agreement relating to such Series, the Mortgage Loan Purchase Agreement and certain other transaction documents.

                             UNDERWRITING GUIDELINES

General

The Mortgage Loans relating to any Series of certificates are originated by various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Sponsor) and other mortgage loan originators and purchasers of mortgage loans in the secondary market. The Mortgage Loans were originated generally in accordance the underwriting criteria described in this section "--General" and as described in the related prospectus supplement pertaining to a particular Originator and related Mortgage Loans.

Substantially all of the Mortgage Loans relating to any Series are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veteran Affairs ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one-to-four family residential properties).

The underwriting standards applicable to the Mortgage Loans relating to any Series typically differ from and are, with respect to a substantial number of Mortgage Loans, generally less stringent than the underwriting standards established by Fannie Mae or Freddie Mac, primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgage property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans relating to any Series may experience higher delinquency rates and/or credit losses.

                        ASSIGNMENT OF THE MORTGAGE LOANS

General

Pursuant to each respective Master Mortgage Loan Purchase and Servicing Agreement entered with the Sponsor, the Originators will sell the Mortgage Loans that each such Originator originated, without recourse, to the Sponsor, and the Sponsor will, in turn, sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the Cut-off Date, without recourse, to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement related to any Series, the Depositor will, in turn, sell, without recourse, to the Issuing Entity for any Series, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest due after, the close of business on the Cut-off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date and (b) interest due and accrued on each such Mortgage Loan after the Cut-off Date. However, the Sponsor will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each Mortgage Loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such Mortgage Loan prior to the Cut-off Date and (y) interest due and accrued on each Mortgage Loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents

In connection with the transfer and assignment of each Mortgage Loan to the Issuing Entity for any Series, the Depositor will cause to be delivered to the Custodian, on behalf of the Trustee, on or before the Closing Date, the following documents with respect to each Mortgage Loan relating to that Series which constitute the mortgage file:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the Originator to the last endorsee;

(b) the original of any guaranty executed in connection with the mortgage note (if provided);

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the Originator, escrow agent, title insurer, or closing attorney;

(d)   originals or certified copy of each modification agreement, if any;

(e) the mortgage assignment(s), or in certain limited circumstances, an officer's certificate of the Originator, escrow agent, title insurer, or closing attorney, showing a complete chain of ownership from the Originator to the last assignee;

(f) a mortgage assignment in recordable form, with the assignee's name left blank;

(g) if the mortgage note, the mortgage, any assignment of mortgage or any other related document has been signed by a person on behalf of the mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such person to sign;

(h) an original lender's title insurance policy or, in the event the original policy has not yet been issued, a marked title insurance commitment; and

(i) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the Pooling and Servicing Agreement and in connection with each issuance of a Series of certificates, the Custodian, on behalf of the Trustee, will agree to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the Mortgage Loans delivered to the Custodian, with any exceptions noted. The Custodian will agree, for the benefit of the holders of the certificates of such Series, to review, or cause to be reviewed, each mortgage file within ninety days after the Closing Date -- or, with respect to any Substitute Mortgage Loan delivered to the Custodian, within thirty days after the receipt of the mortgage file by the Custodian -- and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans that:

      o all documents required to be reviewed by it pursuant to such Pooling and Servicing Agreement are in its possession;

      o each such document has been reviewed by it and appears regular on its face and relates to such Mortgage Loan;

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the mortgage file delivered on such date; and

      o each mortgage note has been endorsed as provided in such Pooling and Servicing Agreement.

If the Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of Mortgage Loans, the Custodian is required to promptly so notify the applicable Originator, the Master Servicer, the applicable Servicer, the Securities Administrator and the Depositor in writing. The applicable Originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian. If, however, within thirty days after the Depositor's notice of the defect, such Originator has not caused the defect to be remedied, that Originator will be required to either (a) substitute a Substitute Mortgage Loan for the defective Mortgage Loan, or (b) repurchase the defective Mortgage Loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a Mortgage Loan representation and warranty, as generally described below under "--Representations and Warranties Relating to the Mortgage Loans" and as set forth in the Pooling and Servicing Agreement related to such Series. The obligation of such Originator to cure the defect or to substitute or repurchase the defective Mortgage Loan will constitute the sole remedies available to the holders of the Certificates, the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

In connection with the issuance of any Series of certificates and pursuant to the Master Mortgage Loan Purchase and Servicing Agreements, the Originators will make certain representations and warranties with respect to each Mortgage Loan related to such Series. These representations and warranties differ in each Master Mortgage Loan Purchase and Servicing Agreement.

Pursuant to each Master Mortgage Loan Purchase and Servicing Agreement, upon the discovery by an Originator, the Master Servicer, the Servicers, the Securities Administrator, the Depositor or the Trustee that any of the representations and warranties of such Originator contained in the respective Master Mortgage Loan Purchase and Servicing Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the certificates of such Series in, the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the respective Master Mortgage Loan Purchase and Servicing
Agreement, within sixty days of the earlier to occur of such Originator's discovery or its receipt of notice of any such breach with respect to a representation or warranty made by it, it will be required to:

      o     promptly cure such breach in all material respects,

      o if prior to the second anniversary of the Closing Date and at the option of the Depositor, remove each Mortgage Loan related to such
            Series  which  has  given  rise  to  the   requirement  for  action,
            substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Servicers on the related Distribution Date the amount of such shortfall (a "Substitution Adjustment Amount"), or

      o if prior to the second anniversary of the Closing Date, and at the option of the Depositor, or if after the second anniversary of the Closing Date, purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer or other expenses of the Master Servicer, the Servicers, the Trustee or the Securities Administrator in connection with the Mortgage Loan or such purchase.

Notwithstanding the foregoing, in the event of discovery by any party to the Pooling and Servicing Agreement related to any Series that a Mortgage Loan related to such Series does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in such Pooling and Servicing Agreement such Originator will be required to repurchase the related Mortgage Loan at the purchase price within 60 days of such discovery or receipt of notice (i.e., a breach of any of the foregoing numbered representations and warranties shall be deemed to materially and adversely affect the interest of the Trust and the Certificateholders in the related Mortgage Loan).

The purchase price with respect to such Mortgage Loan will be required to be deposited into the Distribution Account on or before the Servicer Remittance Date in the month following the month during which the Originator became obligated to repurchase the Mortgage Loan after deducting any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans that are being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

The obligations of the Originators to cure such breach or to substitute or purchase any Mortgage Loan related to such Series that it originated constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates of such Series, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and any of its affiliates.

In addition to the representations and warranties made by the Originators, under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders of such Series) certain limited representations and warranties made with respect to the Mortgage Loans related to such Series, the purpose of which is to address certain material conditions that may arise with respect to such Mortgage Loans between the applicable Initial Sale Date of the Mortgage Loans by each Originator to the Sponsor and the related Closing Date.

In the event of a breach of any representation or warranty made by the Sponsor with respect to the Mortgage Loans related to such Series under the Mortgage
Loan Purchase Agreement that does not also constitute a breach of any representation or warranty made by a Originator, the Sponsor will be obligated in the same manner as such Originator to cure such breach or repurchase, or provide a substitute for, the affected Mortgage Loan. However, except under limited circumstances described in the Pooling and Servicing Agreement related to any Series, the Sponsor will have no obligation to cure a breach or replace a Mortgage Loan related to such Series if the relevant breach constitutes a breach of a representation or warranty made by an Originator under the applicable Master Mortgage Loan Purchase and Servicing Agreement and such Originator fails to fulfill its repurchase (or substitution) obligation.

The Sponsor is obligated to indemnify the other parties to the Pooling and Servicing Agreement related to any Series for any third party claim arising out of a breach of its representations and warranties regarding the Mortgage Loans related to such Series. The obligation of the Sponsor to cure such breach or to substitute or purchase the affected Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to such breach available to the parties.

                         DESCRIPTION OF THE CERTIFICATES

General

The trust will issue certificates relating to any Series pursuant to the Pooling and Servicing Agreement related to such Series. The certificates related to any Series will consist of certain publicly offered classes of certificates (which are referred to collectively as the "Offered Certificates"). The various classes of Class A Certificates are referred to collectively as the "Class A
Certificates". The Class R Certificate, referred to as the "Class R Certificate", or "Residual Certificate", will evidence an interest in one or more REMIC residual interest components. The various classes of Class A, Class IO, Class PO and Class R Certificates are referred to collectively as the "Senior Certificates". One Class R Certificate will be issued in connection with each Series.

Stacked Transactions

For some Series of certificates, referred to herein as "Stacked Transactions", a separate group of subordinate certificates will be issued related solely to each group and assigned a numerical designation, such as Class I-B-1 and Class II-B-1 and so forth, to denote the group to which the certificates belong. These subordinate certificates will receive payments on the Mortgage Loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

References to the related Mortgage Loans with respect to the subordinate certificates of any Certificate Group in a Stacked Transaction will mean the Mortgage Loans in the related loan group.

In addition to the Senior Certificates in a Stacked Transaction, except as is otherwise set forth in any final term sheet and the prospectus supplement for that Series, each Series of certificates will include the following classes of subordinate certificates with respect to each loan group:

      o     Class B-1 Certificates;

      o     Class B-2 Certificates;

      o     Class B-3 Certificates;

      o     Class B-4 Certificates;

      o     Class B-5 Certificates; and

      o     Class B-6 Certificates.

Crossed Transactions

For some Series of certificates, referred to herein as "Crossed Transactions", a separate group of Subordinate Certificates will be issued related to all groups of Senior Certificates of that Series. The Subordinate Certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class B-1 and Class B-2 and so forth. These Subordinate Certificates will receive payments on the Mortgage Loans in any loan group for that Series and will serve as credit enhancement solely for all Senior Certificates of that Series, as described in this term sheet supplement.

References to the related Mortgage Loans with respect to the subordinate certificates in any Crossed Transaction will mean all the Mortgage Loans held by the Trust established for any Series.

In addition to the Senior Certificates in a Crossed Transaction, except as is otherwise set forth in any final term sheet and the prospectus supplement for that Series, each Series of certificates will include the following classes of subordinate certificates:

      o     Class B-1 Certificates;

      o     Class B-2 Certificates;

      o     Class B-3 Certificates;

      o     Class B-4 Certificates;

      o     Class B-5 Certificates; and

      o     Class B-6 Certificates.

As used in this term sheet supplement, "Senior Subordinate Certificates" refers collectively to all of the Class B-1, Class B-2 and Class B-3 Certificates issued as part of the Series, and "Junior Subordinate Certificates" refers collectively to all of the Class B-4, Class B-5 and Class B-6 Certificates issued as part of the Series. The "Subordinate Certificates" will mean the Senior Subordinate Certificates and the Junior Subordinate Certificates issued as part of a Series. References to the related Senior Subordinate Certificates, or words or similar effect with respect to the Junior Subordinate Certificates or any class thereof, will mean the Senior Subordinate Certificates or Junior Subordinate Certificates, as the case may be, in the related Certificate Group, in the case of a Stacked Transaction.

The Offered Certificates of any Series may consist of any one or a combination of the following categories of certificates:

Possible Interest Types

Interest Type       Definition
--------------------------------------------------------------------------------

Fixed Rate:         A class with an interest rate that is fixed  throughout  the life of the class.

Floating Rate:      A class  with an  interest  rate  that  resets  periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating    A class  with an  interest  rate  that  resets  periodically
Rate:               based  upon a  designated  index and that  varies  inversely with changes in the index.

Interest Only:      A class that receives  some or all of the interest  payments made on the  underlying  Mortgage  Loans or other  assets of the trust fund and  little or no  principal.  Interest  only classes  have  either  a  nominal  principal  balance  or  a notional  amount.  A nominal  principal  balance  represents actual  principal  that  will be paid  on the  class.  It is referred to as nominal since it is extremely  small compared to other  classes.  A notional  amount is the amount used as a reference  to  calculate  the amount of interest due on an
                    interest   only   class   that  is  not   entitled   to  any
                    distributions of principal.

Partial Accrual:    A class  that  accretes  a portion  of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable Distribution Date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual: A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable Distribution Date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Possible Principal Types

As described in the term sheet supplement, certificates relating to any Series may be issued with the following principal payment characteristics:

Principal Type     Definition
--------------------------------------------------------------------------------

Accretion          A class that  receives  principal  payments from the accreted
Directed:          interest  from  specified   accrual  classes.   An  accretion
                   directed class also may receive principal payments from principal paid on the underlying Mortgage Loans in the related loan group or other assets of the issuing entity.

Companion Class:   A class that receives  principal payments on any Distribution
                   Date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component          A class  consisting  of  "components."  The  components  of a
Certificates:      class of component  certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Insured            A  class  with  respect  to  which  all or a  portion  of the
Certificates:      distributions  of principal  and of interest are issued under one or more financial governing insurance policies.

Non-Accelerated    A  class  that,  for the  period  of  time  specified  in the
Senior or NAS:     related  prospectus  supplement,  generally  will not receive
                   (1) principal prepayments on the underlying Mortgage Loans in the related loan group that are allocated  disproportionately to the senior  certificates  because of the shifting interest structure  of  the  certificates  in  the  trust  and/or  (2)
                   scheduled principal payments on the underlying Mortgage Loans in the related loan group. During the lock-out period, the portion of the principal distributions on the underlying
                   Mortgage Loans in the related loan group that the NAS class is locked out of will be distributed to the other classes of senior certificates entitled to such amounts.

Notional Amount    A class having no principal  balance and bearing  interest on
Certificates:      the related  notional  amount.  The  notional  amount is used for purposes of the determination of interest distributions.

Planned            A class that is designed to receive principal  payments using
Amortization       a  predetermined   principal   balance  schedule  derived  by
Class or PACs:     assuming two  constant  prepayment  rates for the
                   underlying Mortgage Loans in the related loan group. These two rates are the endpoints for the "structuring range" for the planned amortization class. The planned amortization classes in any Series of certificates may be subdivided into different categories (e.g., primary planned amortization classes, secondary planned amortization classes and so forth) having different effective structuring ranges and different principal payment priorities. In general, the structuring range for the secondary planned amortization class of a Series of certificates will be narrower than that for the primary planned amortization class of the Series.

Principal Only:    A class  that  does  not bear  interest  and is  entitled  to receive only distributions of principal.

Scheduled          A class that is designed to receive principal  payments using
Principal Class:   a  predetermined   principal  balance  schedule  but  is  not
                   designated as a planned amortization class or targeted amortization class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                   Mortgage Loans in the related loan group. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay:    Classes  that  receive  principal  payments  in a  prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of certificates may be identified as a sequential pay class.

Strip: A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Loans in the related loan group or other assets of the trust fund.

Super Senior:      A class  that  will  not  bear  its  proportionate  share  of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class:     A class that  absorbs the  realized  losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted           A class that is designed to receive principal  payments using
Amortization       a  predetermined   principal   balance  schedule  derived  by
Class or           assuming a single constant prepayment rate for the underlying
TACs:              Mortgage Loans in the related loan group.


The Class PO Certificates of any Series will receive a portion of the principal payments only from the Mortgage Loans in the related loan group that have net mortgage rates lower than the rate specified in the related prospectus supplement. Any Series of Offered Certificates may also include a class of Principal Only Certificates which are similar to the Class PO Certificates in that such class of Principal Only Certificates are not entitled to any distributions of interest, however, the source of the principal payments for such Principal Only Certificates will differ from the source of the principal payments for the Class PO Certificates and will be specified in the related prospectus supplement. Therefore, as used in this term sheet supplement, the use of the term "Principal Only Certificates" relating to any discussion of any class of Offered Certificates that are not entitled to interest payments will encompass the Class PO Certificates and the use of the term "Class PO Certificates" will be specific to such class only.

The Class IO Certificates of any Series will receive a portion of the interest payments only from the Mortgage Loans in the related loan group that have net mortgage rates higher than the rate specified in the related prospectus supplement. Any Series of Offered Certificates may also include a class of Interest Only Certificates which are similar to the Class IO Certificates in that such class of Interest Only Certificates are not entitled to any distributions of principal, however, the source of the interest payments for such Interest Only Certificates will differ from the source of the interest payments for the Class IO Certificates and will be specified in the related prospectus supplement. Therefore, as used in this term sheet supplement, the use of term "Interest Only Certificates" relating to any discussion of any class of Offered Certificates that are not entitled to principal payments will encompass the Class IO Certificates related to that Series and the use of the term "Class IO Certificates" will be specific to such class only.

Book-Entry Registration

The Offered Certificates, other than the Residual Certificate, will be book-entry certificates. Persons acquiring beneficial ownership interests in the Offered Certificates will hold certificates through DTC, or indirectly through organizations which are participants in that system. The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Class Certificate Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement related to any Series. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

Exchangeable Certificates

All or a portion of the certificates for any Series may be Exchangeable Certificates, which may be exchanged for a proportionate interest in the related Exchanged Certificates for that Series, in combinations shown in the related prospectus supplement. All or a portion of the Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. The classes of Exchanged Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances and Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur. Exchanged Certificates or Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Class Certificate Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in the related prospectus supplement. Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchanged Certificates in the related group of combined certificates, referred to herein as a Combination Group, and will receive a proportionate share of the distributions on those certificates.

Procedures

The procedures for exchanging any of the classes of Exchangeable Certificates and Exchanged Certificates included in a Series that are outstanding at any given time will be set forth in the related prospectus supplement.

Definitive Certificates

The Residual Certificate will be issued in fully registered, certificated form. The Residual Certificate will be transferable and exchangeable at the office of the trust administrator. Under the Pooling and Servicing

Agreement related to any Series, the trust administrator will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the Residual Certificate but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator. The Residual Certificate will be subject to certain restrictions on transfer as set forth in the prospectus supplement related to any Series.

Payments on the Mortgage Loans

The Pooling and Servicing Agreement related to each Series will provide that each Servicer is required to establish and maintain a Collection Account. Such Pooling and Servicing Agreement will permit each Servicer to direct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

Each Servicer will be obligated to deposit or cause to be deposited in the Collection Account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the Mortgage Loans relating to any Series:

      o all payments on account of principal, including prepayments of principal on the Mortgage Loans;

      o all payments on account of interest, net of the Servicing Fee, on the Mortgage Loans;

      o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with each Servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

      o any amounts required to be deposited in connection with any losses realized on investments of funds in the Collection Account; and

      o all other amounts required to be deposited in the Collection Account pursuant to the applicable Master Mortgage Loan Purchase and Servicing Agreement.

The Securities Administrator, as paying agent for the benefit of the Trustee and the Certificateholders, will be obligated to set up a Distribution Account with respect to the certificates of any Series into which the Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by the Servicers on the Servicer Remittance Date. The Pooling and Servicing Agreement related to each Series will permit but will not require the Securities Administrator to invest the funds in the Distribution Account in one or more eligible investments that mature on or prior to the next Distribution Date.

The funds required to be remitted by the Servicers for a Servicer Remittance Date will be equal to the sum, without duplication, of:

      o all collections of scheduled principal and interest on the Mortgage Loans relating to such Series, received by the Servicers on or prior to the related Determination Date;

      o     all  principal   prepayments,   Insurance   Proceeds,   Condemnation
            Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the Servicer during the related prepayment period;

      o all P&I Advances made by the Servicers with respect to payments due to be received on the Mortgage Loans relating to such Series on the related due date but not received by the related Determination Date; and

      o any other amounts required to be deposited in the Collection Account by the Servicers pursuant to the Pooling and Servicing Agreement;

but excluding the following:

            (a) for any Mortgage Loan relating to such Series with respect to which the Servicers have previously made an unreimbursed P&I Advance, amounts received on such Mortgage Loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

            (b) amounts received on a particular Mortgage Loan with respect to which the Servicers have previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (c)   for such Servicer  Remittance  Date,  the aggregate  Servicing
                  Fee;

            (d) all net income from eligible investments that are held in the Collection Account for the account of each Servicer;

            (e) all amounts actually recovered by the Servicers in respect of late fees, prepayment penalties, assumption fees and similar fees;

            (f) for all Mortgage Loans relating to such Series for which P&I Advances or servicing advances are determined to be nonrecoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such Mortgage Loans;

            (g) certain other amounts which are reimbursable to the Servicers as provided in the applicable Master Mortgage Loan Purchase and Servicing Agreement; and

            (h) all collections of principal and interest not required to be remitted on the related Servicer Remittance Date.

The amounts described in clauses (a) through (h) above may be withdrawn by the Servicers from the Collection Account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the certificates of any Series will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (the "Distribution Date"), commencing on the date specified in the related prospectus supplement, to the persons in whose names the Certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable Certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement related to each Series, by wire transfer in immediately available funds to the account of the Certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates of any Series will be made only upon presentment and surrender of those Certificates at the office of the Securities Administrator designated from time to time for those purposes.

Distributions on Certain Classes of Exchangeable Certificates

In the event that any class of Exchangeable Certificates comprising a Combination Group for any Series are exchanged for their related Exchanged Certificates, such Exchanged Certificates will be entitled to the principal distributions on each class of Exchangeable Certificates. Such Exchanged Certificates will also be entitled to the combined pass-through rate of the related Exchangeable Certificates. In addition, such Exchanged Certificates will be allocated the Realized Losses and interest shortfalls allocable to the class of related Exchangeable Certificates in a Combination Group.

In the event that any class of Exchanged Certificates for any Series are exchanged for their related Exchangeable Certificates in a Combination Group, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on the related class of Exchanged Certificates. Such Exchangeable Certificates will also be entitled to a proportionate share of the pass-through rate of the related Exchanged Certificates. In addition, Exchangeable Certificates in a Combination Group will bear a proportionate share of Realized Losses and interest shortfalls allocable to the class of related Exchanged Certificates.

Interest Distributions

Holders of each class of Senior Certificates of any Series other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each
Distribution Date, to the extent of the related Available Funds on that Distribution Date, commencing on the first Distribution Date in the case of all classes of Senior Certificates of that Series entitled to interest distributions, other than any class of Accrual Certificates of that Series, and commencing on the Accretion Termination Date for that class in the case of those Accrual Certificates. To the extent provided in the related prospectus supplement for a class of certificates, only holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

Holders of each class of Senior Subordinate Certificates of any Series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each Distribution Date, to the extent of the Available Funds for the related loan group, in the case of a Stacked Transaction, and each related loan group in the case of a Crossed Transaction, on that Distribution Date after distributions of interest and principal to the related Senior Certificates and distributions of interest and principal to any class of related Senior Subordinate Certificates of that Series having a higher payment priority.

As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates of any Series is subject to reduction in the event of specified interest shortfalls on the related Mortgage Loans allocable thereto. However, in the event that any such interest shortfall on the Mortgage Loans is allocated to a related class of Insured Certificates of that Series, the amount of such allocated interest shortfall, subject to any applicable limitations, will be drawn under the applicable financial guaranty insurance policy for that class and distributed to the holders of that class of Insured Certificates; provided that:

            (i) no such draw will be made in respect of any such shortfall on the related Mortgage Loans caused by the Relief Act or similar legislation or regulations; and

            (ii) no such draw will be made in respect of any Prepayment Interest Shortfall on the related Mortgage Loans.

Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy for any class of Insured Certificates of any Series or if not otherwise covered by the applicable financial guaranty insurance policy, any interest shortfalls on the Mortgage Loans in the related loan group may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

The Principal Only Certificates are not entitled to distributions of interest.

If on any Distribution Date the related Available Funds for each loan group is less than the Accrued Certificate Interest on the related Senior Certificates for that Distribution Date, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that Distribution Date. In addition, the amount of any such interest shortfalls on the Mortgage Loans in the related loan group that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent Distribution Dates, in each case to the extent of the Available Funds for the related loan group after interest distributions as described in this term sheet supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement, if any, will not be unpaid Accrued Certificate Interest and will not be paid from any source on any Distribution Date.

These interest shortfalls could occur, for example, if delinquencies on the Mortgage Loans in the related loan group were exceptionally high and were concentrated in a particular month and P&I Advances by a Servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in this term sheet supplement with respect to Compensating Interest.

Prior to the Distribution Date on which the Accretion Termination Date for any class of any Series with a class of Accrual Certificates occurs, interest shortfalls allocated to each class of Accrual Certificates of that Series will reduce the amount that is added to the Class Certificate Balance of that class in respect of Accrued Certificate Interest on that Distribution Date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and will cause the Class Certificate Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Prepayment and Yield Considerations" in this term sheet supplement. Because any interest shortfalls on the Mortgage Loans in the related loan group allocated to a class of Accrual Certificates of any Series prior to the Distribution Date on which the Accretion Termination Date for that class occurs will result in the Class Certificate Balance of that class being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on that class in the future and the amount that will be available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

The pass-through rates on all classes of Offered Certificates of any Series will be as described in any final term sheet for such Series.

As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of certificates of any Series, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Class Certificate Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

Calculation of LIBOR

For any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series for which LIBOR is the applicable index, LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the following sentence, except as otherwise set forth in the related prospectus supplement for that class. On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, for the next Interest Accrual Period for the Floating Rate Certificates or Inverse Floating Rate Certificates of any Series.

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates of any Series, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each Distribution Date, in the priority described in this term sheet supplement and any final term sheet for that Series and to the extent of the portion of the related Available Funds remaining after the distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount, a distribution allocable to principal equal to the sum of the related Senior Principal Distribution Amount, any Accrual Distribution Amount for a class of Accrual Certificates in the related certificate group and the related Class PO Principal Distribution Amount.

After distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount for a class of Accrual Certificates in the related group, distributions of principal on each group of Senior Certificates on each Distribution Date will be made as follows:

(a) For each group of certificates, prior to the occurrence of the applicable Credit Support Depletion Date for that loan group:

      (1) the related Class PO Principal Distribution Amount shall be distributed to the related Class PO Certificates, in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance thereof has been reduced to zero;

      (2) any Accrual Distribution Amount for a class of Accrual Certificates related to that loan group shall be distributed (x) first, to the related class or classes of Accretion Directed Certificates in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in any final term sheet for that class and (y) second, to the related class or classes of Accrual Certificates, in reduction of the Class Certificate Balances thereof, until the Class Certificate Balances thereof have been reduced to zero;

      (3) the related Senior Principal Distribution Amount shall be distributed to the Senior Certificates related to that loan group, other than any Interest Only Certificates, in the order of priority described in any final term sheet supplement for that Series;

(b) On or after the occurrence of the Credit Support Depletion Date for each loan group of any Series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates related to that loan group will be disregarded. Instead, an amount equal to the related Class PO Principal Distribution Amount will be distributed to the related Class PO Certificates, and then the related Senior Principal Distribution Amount will be distributed to the related Senior Certificates related to that loan group remaining, other than the related Class PO Certificates, pro rata in accordance with their respective outstanding Class Certificate Balances;

(c) After reduction of the Class Certificate Balances of the Senior Certificates in a Certificate Group of any Series, other than the related Class PO Certificates, to zero but prior to the Credit Support Depletion Date applicable to that class, the Senior Certificates in that Certificate Group, other than the related Class PO Certificates, will be entitled to no further distributions of principal and the related Available Funds for that Series will be paid, subject, in the case of a Crossed Transaction, to the allocation of any payments to the Senior Certificates in any other Certificate Group as described under "--Cross-Collateralization Mechanics in a Crossed Transaction" below, solely to the holders of the related Class PO, the related Class IO Certificates and the Senior Subordinate Certificates and Junior Subordinate Certificates, or the related Senior Certificates and related Junior Certificates, in the case of a Stacked Transaction, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

Notwithstanding the foregoing in the case of a Crossed Transaction, on any Distribution Date prior to the occurrence of the Credit Support Depletion Date that occurs after the reduction of the aggregate Class Certificate Balance of the Senior Certificates (other than the related Class PO Certificates) of any Certificate Group to zero, the outstanding Senior Certificates of the other Certificate Groups will be entitled to receive 100% of the mortgagor payments and/or prepayments, as specified in the related prospectus supplement, on the Mortgage Loans in the loan group related to Senior Certificates that have been fully paid, which amount shall be allocated, pro rata, between those Certificate Groups based on the aggregate Class Certificate Balance of the related Senior Certificates. Such amounts allocated to Senior Certificates shall be treated as part of the related Available Funds and distributed as part of the related Senior Principal Distribution Amount in accordance with the priorities set forth under "--Principal Distributions on the Senior Certificates" above, in reduction of the Class Certificate Balances thereof. Notwithstanding the foregoing, remaining Senior Certificates will not be entitled to receive mortgagor prepayments on the Mortgage Loans in a loan group related to Senior Certificates (other than the related Class PO Certificates) that have been fully paid unless certain conditions regarding the Subordination Percentages and delinquencies of the Mortgage Loans have been satisfied.

In addition, on any Distribution Date prior to the occurrence of the Credit Support Depletion Date on which the aggregate Class Certificate Balance of the Senior Certificates of any Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group in each case after giving effect to distributions to be made on such Distribution Date,
(1) 100% of the mortgagor payments and/or prepayments, as specified in the related prospectus supplement, otherwise allocable to the Senior Subordinate Certificates and Junior Subordinate Certificates on the Mortgage Loans in the other loan groups will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth above under "--Principal Distributions on the Senior Certificates," in reduction of the Class Certificate Balances thereof, until the aggregate Class Certificate Balance of such Senior Certificates equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group and (2) an amount equal to one month's interest at the pass-through rate for such undercollateralized Senior Certificates on the amount of such difference will be distributed, pro rata, from the Available Funds for the other loan groups otherwise allocable to the Senior Subordinate Certificates and Junior Subordinate Certificates, based on such amounts otherwise allocable to the Senior Subordinate Certificates and Junior Subordinate Certificates, as follows: first to pay any unpaid interest on such undercollateralized Senior Certificates and then to pay principal on those certificates in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a Distribution Date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of each such group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Principal Distributions on the Senior Subordinate Certificates

Holders of each class of the Senior Subordinate Certificates of each Series will be entitled to receive on each Distribution Date, to the extent of the portion of Available Funds for the related loan group, in the case of a Stacked Transaction, and each loan group, in the case of a Crossed Transaction, remaining after:

      o the sum of the Senior Interest Distribution Amounts, Class PO Principal Distribution Amounts and Senior Principal Distribution Amounts is distributed;

      o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Senior Subordinate Certificates, in the case of a Stacked Transaction and any class of Senior Subordinate Certificates, in the case of a Crossed Transaction, having a higher payment priority on that Distribution Date is distributed to holders of that class of Senior Subordinate Certificates; and

      o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Senior Subordinate Certificates on that Distribution Date is distributed to those Senior Subordinate Certificates a distribution allocable to principal in the sum of the following:

            (i) such class's pro rata share, based on the Class Certificate Balance of each class of related Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Stacked Transaction and each class of Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other related Bankruptcy Losses for that Series are in excess of the related Bankruptcy loss amount for that Series;

                  (2) the principal portion of all proceeds of the repurchase of a related Mortgage Loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a related Discount Mortgage Loan, as required by the related Pooling and Servicing Agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections on the related Mortgage Loans, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related Mortgage Loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a related Discount Mortgage Loan;

            (ii) that class' pro rata share, based on the Class Certificate Balance of each class of related Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Stacked Transaction and of the Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related Mortgage Loan, other than the related Discount Fraction of those amounts with respect to a related Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) the portion of  mortgagor  prepayments  in full on the related
                  Mortgage Loans made by the respective mortgagors during the related prepayment period and the portion of partial mortgagor prepayments on the related Mortgage Loans made by the respective mortgagors during the preceding calendar month, other than the related Discount Fraction of those mortgagor prepayments with respect to a related Discount Mortgage Loan, allocable to that class of Senior Subordinate Certificates as described in the third succeeding paragraph;

            (iv) if that class is the most senior class of related certificates, in the case of a Stacked Transaction, and the most senior class of certificates, in a Crossed Transaction, then outstanding, with a Class Certificate Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount allocated to that loan group, as described in the definition of Excess Subordinate Principal Distribution Amount, if any; and

            (v) any amounts allocable to principal for any previous Distribution Date calculated pursuant to clauses (i) through
                  (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Senior Subordinate Certificates, in the case of a Stacked Transaction, and Senior Subordinate Certificates, in the case of a Crossed Transaction, with a lower payment priority or the Junior Subordinate Certificates of that Series.

References in this term sheet supplement to "payment priority" of the Senior Subordinate Certificates of any Series refer to a payment priority among those classes of certificates as follows: (a) in the case of a Stacked Transaction, first, to the related Class B-1 Certificates; second, to the related Class B-2 Certificates; and third, to the related Class B-3 Certificates and (b) in the case of a Crossed Transaction, first, to the Class B-1 Certificates; second, to the Class B-2 Certificates; and third, to the Class B-3 Certificates.

As to each class of Senior Subordinate Certificates of any Series, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of the related Available Funds available for that purpose. In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any Distribution Date.
All mortgagor prepayments on the Mortgage Loans in a loan group not otherwise distributable to the related Senior Certificates of that Series will be allocated on a pro rata basis among the class of related Senior Subordinate Certificates, in the case of a Stacked Transaction, and in the Senior Subordinate Certificates, in the case of a Crossed Transaction, of that Series with the highest payment priority then outstanding with a Class Certificate
Balance greater than zero and each other class of related Senior Subordinate Certificates and related Junior Subordinate Certificates, in the case of a Stacked Transaction, and Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, of that Series for which certain loss levels established for that class in the related Pooling and Servicing Agreement have not been exceeded.

As stated above under "Description of the Certificates--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage for each group will be 100% during the first five years after the closing date for that Series, unless the Class Certificate Balances of the related Senior Certificates of that Series, other than the related Class PO Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the related Senior Percentage of that Series exceeds the initial related Senior Percentage. Furthermore, as described in this term sheet supplement, the related Senior Accelerated

Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the closing date for that Series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the Mortgage Loans in the related loan group. Accordingly, each class of the Senior Subordinate Certificates will not be entitled to any mortgagor prepayments on the related mortgage for at least the first five years after the closing date for that Series, unless the Class Certificate Balances of the related Senior Certificates of that Series (other than the related Class PO Certificates) have been reduced to zero before the end of such period, and the mortgagor prepayments from the related loan group are not payable to the holders of the Senior Certificates relating to the other loan groups as described under "--Principal Distributions on the Senior Certificates--Cross-Collateralization Mechanics in a Crossed Transaction" above and, may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Senior Subordinate Certificate Percentage during certain periods after this five year period. See "Description of the Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates by the related Junior Subordinate Certificates and related Senior Subordinate Certificates, in the case of a Stacked Transaction, and the Junior Subordinate Certificates and Senior Subordinate Certificates, in the case of a Crossed Transaction, and the subordination provided to each class of related Senior Subordinate Certificates by the related Junior Subordinate Certificates and by any class of related Senior Subordinate Certificates subordinate thereto, in the case of a Stacked Transaction, and by the Junior Subordinate Certificates and any Class of Senior Subordinate Certificates subordinate thereto, in the case of a Crossed Transaction, will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses, in the case of an Excess Transaction, which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

      (i)   In the case of a Stacked Transaction:

            first, to the related Junior Subordinate Certificates in reverse order of payment priority;

            second, to the related Class B-3 Certificates;

            third, to the related Class B-2 Certificates; and

            fourth, to the related Class B-1 Certificates

      (ii)  In the case of a Crossed Transaction:

            first, to the Junior Subordinate Certificates in reverse order of payment priority;

            second, to the Class B-3 Certificates;

            third, to the Class B-2 Certificates; and

            fourth, to the Class B-1 Certificates

in each case until the Class Certificate Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the related Class PO Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Class Certificate Balance of the related Class PO Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans in the related loan group and the entire amount of Realized

Losses on Non-Discount Mortgage Loans in the related loan group will be allocated among all the remaining classes of related Senior Certificates on a pro rata basis provided, however, that all or any portion of such losses for any Series otherwise allocable to any class or classes of Super Senior Certificates of that Series will be allocated to the related class or classes of Senior Support Certificates of that Series until the Class Certificate Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the related prospectus supplement for that Series. Subject to any applicable limitations, Realized Losses on the Mortgage Loans included in the Trust established for any Series with a class of Insured Certificates that are allocated to that class of Insured Certificates will be covered by the applicable financial guaranty insurance policy.

Investors in the Senior Certificates of a Crossed Transaction should be aware that because the Senior Subordinate Certificates and Junior Subordinate Certificates represent interests in all loan groups, the Class Certificate
Balances of the Senior Subordinate Certificates and Junior Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Senior Subordinate Certificates and Junior Subordinate Certificates of Realized Losses on the Mortgage Loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Senior Subordinate Certificates and Junior Subordinate Certificates and increase the likelihood that Realized Losses on the Mortgage Loans in the related loan group may be allocated to any class of Senior Certificates.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

      o its Class Certificate Balance, in the case of the principal portion of the Realized Loss, in each case until the Class Certificate Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction, no reduction shall reduce the aggregate Class Certificate Balance of the certificates below the aggregate Stated Principal Balance of the Mortgage Loans included in the Trust established for that Series and, in the case of a Stacked Transaction, the related certificates representing the related loan group below the aggregate Stated Principal Balance of the Mortgage Loans in such loan group; and

      o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Senior Subordinate Certificate of any Series may also be made by operation of the payment priority to the related Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of related Senior Subordinate Certificates, in the case of a Stacked Transaction, and Senior Subordinate Certificates, in the case of a Crossed Transaction, with a higher payment priority.

As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the Mortgage Loans included in the Trust established for that Series among the various classes of certificates for that Series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

Allocations of the principal portion of Debt Service Reductions to each class of Senior Subordinate Certificates and Junior Subordinate Certificates of that Series will result from the priority of distributions of the related Available Funds as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the related Senior Subordinate Certificates, in the case of a

Stacked Transaction, and the Senior Subordinate Certificates, in the case of a Crossed Transaction, in the order of their payment priority and third to the related Junior Subordinate Certificates, in the case of a Stacked Transaction, and Junior Subordinate Certificates, in the case of a Crossed Transaction. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the Mortgage Loans included in the Trust established for that Series will not reduce the level of subordination for that Series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Senior Subordinate Certificateholders of that Series, as applicable.

The holders of the Offered Certificates of any Series will not be entitled to any additional payments with respect to Realized Losses on the Mortgage Loans in any loan group from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any related Excess Subordinate Principal Amount, or in the case of related Class PO Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the related Senior Certificates, other than the related Class PO Certificates, and to each class of related Senior Subordinate Certificates, in the case of a Stacked Transaction, and to each class of Senior Subordinate Certificates, in the case of a Crossed Transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on the Mortgage Loans in any loan group allocated on any Distribution Date will be effected primarily by increasing the related Senior Percentage, or the respective Senior Subordinate Certificate Percentage, of future distributions of principal of the remaining Mortgage Loans included in any loan group. Because the Discount Fraction of each Discount Mortgage Loan included in the Trust established for that Series will not change over time, the protection from losses provided to the related Class PO Certificates by the related Senior Subordinate Certificates and related Junior Subordinate Certificates, in the case of a Stacked Transaction, and by the Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, of that Series is limited to the prior right of the related Class PO Certificates to receive distributions in respect of principal as described in this term sheet supplement. Furthermore, principal losses on the Mortgage Loans included in any loan group that are not covered by subordination will be allocated to the related Class PO Certificates only to the extent they occur on a Discount Mortgage Loan included in such loan group and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Class Certificate Balance of the related Class PO Certificates. Thus, the related Senior Certificates, other than the related Class PO Certificates, will bear the entire amount of losses on the Mortgage Loans in the related loan group that are not allocated to the related Senior Subordinate Certificates and related Junior Subordinate Certificates, in the case of a Stacked Transaction, and to the Senior Subordinate Certificates and the Junior Subordinate Certificates, in the case of a Crossed Transaction, other than the amount allocable to the related Class PO Certificates, which losses will be allocated among all classes of related Senior Certificates, other than the related Class PO Certificates, as described in this term sheet supplement.

Because the Class PO Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in any loan group, on any Distribution Date, an amount equal to all unpaid related Class PO Collection Shortfalls to the extent of related Eligible Funds on that Distribution Date, shortfalls in distributions of principal on any class of the related Senior Subordinate Certificates, in the case of a Stacked Transaction, and the Senior Subordinate Certificates, in the case of a Crossed Transaction, could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Class Certificate Balance greater than zero.

In the case of an Excess Transaction, any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses related to any loan group or other losses of a type not covered by subordination on Non-Discount Mortgage Loans in such loan group will be allocated on a pro rata basis among the related Senior Certificates, other than the related Class PO Certificates, Senior Subordinate Certificates and Junior Subordinate Certificates. Any Realized Losses so allocated to the related Senior

Certificates, other than the related Class PO Certificates, or the Senior Subordinate Certificates or the Junior Subordinate Certificates will be allocated without priority among the various classes of related Senior Certificates, other than the related Class PO Certificates, or the Senior Subordinate Certificates or the Junior Subordinate Certificates; provided, however, that all or any portion of such losses for any Series otherwise allocable to any class or classes of Super Senior Certificates of that Series will be allocated to the related class or classes of Senior Support Certificates of that Series until the Class Certificate Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the related prospectus supplement for that Series. The principal portion of these losses on Discount Mortgage Loans related to any loan group will be allocated to the related Class PO Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining related certificates on a pro rata basis; provided, however, that all or any portion of such losses otherwise allocable to any class or classes Super Senior Certificates of that Series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence.

An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any Series or any Certificate Group means an allocation to each of those classes of certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on that Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that Distribution Date in the case of an allocation of the interest portion of a Realized Loss on the related Mortgage Loans included the Trust established for that Series; provided that in determining the Class Certificate Balance of any class of Accrual Certificates of any Series for the purpose of allocating any portion of a Realized Loss on the related Mortgage Loans to those certificates, the Class Certificate Balance of those certificates shall be deemed to be the lesser of:

      o     the original Class Certificate Balance of those certificates, and

      o the Class Certificate Balance of those certificates prior to giving effect to distributions to be made on that Distribution Date.

In the case of a Crossed Transaction, the pro rata allocation of Realized Losses on the Mortgage Loans included in a loan group to the Senior Subordinate Certificates and Junior Subordinate Certificates will be determined on the basis of the related Subordinate Percentage.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts, Class PO Principal Distribution Amounts and Senior Principal Distribution Amounts for each loan group on each Distribution Date, holders of related Senior Certificates have a right to distributions of the related Available Funds that is prior to the rights of the holders of the Senior Subordinate Certificates and Junior Subordinate Certificates of that Series, to the extent necessary to satisfy the related Senior Interest Distribution Amount, Class PO Principal Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Senior Subordinate Certificates have a right to distributions of the applicable Available Funds prior to the rights of holders of the Junior Subordinate Certificates and holders of any class of Senior Subordinate Certificates with a lower payment priority of that Series.

The application of the related Senior Accelerated Distribution Percentage for each Series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates, other than the related Class PO Certificates, in the aggregate relative to the actual amortization of the Mortgage Loans in the related loan group. The related Class PO Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan in the related loan group. To the extent that the related Senior Certificates in the aggregate, other than the related Class PO Certificates, are amortized faster than the Mortgage Loans in the related loan group, in the absence of offsetting Realized Losses allocated to the Senior Subordinate Certificates and Junior Subordinate Certificates, the percentage interest evidenced by the related Senior

Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Senior Subordinate Certificates and the Junior Subordinate Certificates, thereby increasing, relative to their respective Class Certificate Balances, the subordination afforded the related Senior Certificates by the Senior Subordinate Certificates and the Junior Subordinate Certificates collectively. In addition, if losses on the Mortgage Loans in the related loan group exceed certain amounts a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates in the aggregate, other than the related Class PO Certificates, than would otherwise be the case, thereby accelerating the amortization of the related Senior Certificates relative to the related Senior Subordinate Certificates and the related Junior Subordinate Certificates of that Series. In the case of a Crossed Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Class Certificate Balances of the Senior Certificates related to any loan group to zero, the remaining related
Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group or loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under "--Cross-Collateralization Mechanics in a Crossed Transaction," thereby accelerating the amortization of such Senior Certificates relative to the Subordinate Certificates.

The priority of payments, including principal prepayments related to that loan group established for any Series, among the Senior Subordinate Certificates for that Series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Senior Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Class Certificate Balance, the subordination afforded to that class of the Senior Subordinate Certificates by the Junior Subordinate Certificates and any class of Senior Subordinate Certificates with a lower payment priority of that Series.

In the case of an Excess Transaction, the related Special Hazard Amount, related Fraud Loss Amount and related Bankruptcy Amount, in the case of any Stacked Transaction, and the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, in any Crossed Transaction, will be an amount, in each case, acceptable to each rating agency rating any certificates of that Series.

Notwithstanding the foregoing, with respect to any class of Insured Certificates of any Series, the related financial guaranty insurance policy, subject to any applicable limitations set forth therein, will cover the interest and principal portions of all Realized Losses on the Mortgage Loans in the related loan group and allocated thereto. If such payments are not required to be made under the related financial guaranty insurance policy or are not made as required under the policy for any Series, such Realized Losses allocated to the Insured Certificates of that Series will be borne by the holders of such certificates.

Reports to Certificateholders

On each Distribution Date the Securities Administrator will make available via its internet website to each holder of an offered certificate of any Series a monthly distribution report, based, in part, on information provided to the Securities Administrator by the Master Servicer, the Servicers, containing the following information relating to such Series:

      (1) the amount of each distribution allocable to principal, separately identifying the aggregate

      (2) if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such Certificateholders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

      (3) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

      (4) the Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

      (5)   the amount of Servicing Fees with respect to such Distribution Date;

      (6) the Interest Rate for each Class of Certificates with respect to such Distribution Date;

      (7) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

      (8) the number and aggregate outstanding principal balances of Mortgage Loans (except those Mortgage Loans that are liquidated as of the end of the related prepayment period) (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

      (9) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

      (10) the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

      (11) in the aggregate and for each Class of Certificates, the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date; and

      (12) in the case of an excess transaction, the amount of any Bankruptcy Losses, Fraud Losses or Special Hazard Losses sustained through such Distribution Date.

The Securities Administrator will make the monthly distribution report available via the Securities Administrator's internet website which will be provided in each respective prospectus supplement.

                             THE SPONSOR AND SELLER

HSBC Bank USA, National Association (the "Sponsor") is chartered as a national banking association under the laws of the United States. The principal executive office of the Sponsor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-5000. The Sponsor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

At  December  31,  2006,  the  Sponsor  represented  approximately  98%  of  the consolidated assets of HSBC USA Inc. and had assets of approximately $166 billion, total liabilities of approximately $153 billion, including approximately $107 billion in deposits and approximately $26 billion of long-term debt, and shareholders' equity of approximately $12.2 billion.

As of the date hereof, the long-term debt of the Sponsor has been assigned a rating of "AA" by S&P and "Aa2" by Moody's. As of the date hereof, the short-term debt of the Sponsor has been assigned a rating of "A-1+" by S&P and "P-1" by Moody's.

For more information regarding the Sponsor and its securitization program, see "The Sponsor" in the prospectus.

                                  THE DEPOSITOR

The Depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005. The principal office of the Depositor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119. The Depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates (Registration No. 333-140923).

For more information regarding the Depositor, see "The Depositor" in the prospectus.

                               THE MASTER SERVICER

General

The entity specified in the prospectus supplement related to any Series will act as the Master Servicer pursuant to the Pooling and Servicing Agreement related to such Series, the most significant provisions of which are summarized below.

The Servicers have primary responsibility to service the Mortgage Loans in accordance with the servicing provisions of the Master Mortgage Loan Purchase and Servicing Agreements as described under "Mortgage Loan Servicing" in this term sheet supplement. The Master Servicer is responsible for oversight of the performance of the Servicers under the terms of the Pooling and Servicing Agreement related to each Series, as described under "Administration of the Trust." In particular, the Master Servicer will independently calculate monthly Mortgage Loan balances based on Servicer data, compare its results to the Servicers' loan-level reports and reconcile any discrepancies with the applicable Servicer. The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Master Mortgage Loan Purchase and Servicing Agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of a Master Mortgage Loan Purchase and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust, including the removal of the applicable Servicer. See "Mortgage Loan Servicing--Removal and Resignation of a Servicer" in this term sheet supplement. However, the Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except as provided in the Master Mortgage Loan Purchase and Servicing Agreements and the Pooling and Servicing Agreement related to each Series. See "Mortgage Loan Servicing--Removal and Resignation of a Servicer" in this term sheet supplement.

Compensation of the Master Servicer

As compensation for its services, the Master Servicer will be entitled to receive from the Securities Administrator a portion of the investment earnings retained by the Securities Administrator as described under "Fees and Expenses of the Trust." In the event the Master Servicer assumes the duties of a Servicer under a Master Mortgage Loan Purchase and Servicing Agreement, it shall be entitled to receive as compensation the Servicing Fees and other compensation that would have been payable to such Servicer under such Master Mortgage Loan Purchase and Servicing Agreement.

Under the terms of the Pooling and Servicing Agreement related to each Series, the Securities Administrator may withdraw from the Distribution Account (i) the Master Servicing Fee with respect to each Distribution Date, (ii) investment income payable to the Securities Administrator; (iii) amounts necessary to reimburse the Master Servicer or the Servicers for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable Mortgage Loan proceeds, (iv) amounts in respect of reimbursements to which the Master Servicer, the Securities Administrator or the Servicers are entitled in accordance with the terms of such Pooling and Servicing Agreement, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any other amounts permitted to be withdrawn under the terms of such Pooling and Servicing Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will be required to pay the costs associated with monitoring the Servicers without any right of reimbursement. The Master Servicer (or, if the Master Servicer and the Servicer are the same entity, the Trustee) will also be required to pay the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing from such Servicer to the Master Servicer (or to the Trustee or such other appointed successor master servicer, as applicable) but will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Pooling and Servicing Agreement related to each Series. To the extent such servicing transfer costs are not paid by such Servicer or the successor servicer, the Master Servicer (or the Trustee, or such other appointed successor master servicer, as applicable) may be reimbursed by the Trust for all out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from the Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the Pooling and Servicing Agreement related to each Series. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Trustee and the Trust constitutes the sole remedy of the Depositor, the Trustee and the Trust in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under such Pooling and Servicing Agreement, and the termination of such Pooling and Servicing Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in such Pooling and Servicing Agreement shall accrue upon discovery of such breach by any of the Depositor, such Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain (collectively, a "Loss") as a result of the Master Servicer's willful misconduct, bad faith or negligence in the performance of its duties or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement related to each Series. The Depositor and the Trustee will be required to notify the Master Servicer if a claim is made by a third party as required under such Pooling and Servicing Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee or the Trust in respect of such claim.

The Trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all Losses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Pooling and Servicing Agreement or the Certificates related to each Series, except to the extent that any such Loss is related to (i) a material breach of the Master Servicer's representations and warranties in such Pooling and Servicing Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or its reckless disregard of its duties and obligations under such Pooling and Servicing Agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amounts from funds on deposit in the Distribution Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "-- Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Pooling and Servicing
Agreement related to each Series. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with such Pooling and Servicing Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of such Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interests of the Certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the expenses and costs of such action and of any liability resulting from such action shall be borne by the Trust.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in monitoring and overseeing the obligations of such Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

Except as described below, the Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Pooling and Servicing Agreement related to each Series to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right with the prior written consent of the Depositor (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, and in compliance with the other requirements set forth in such Pooling and Servicing Agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under such Pooling and Servicing Agreement shall be payable to such successor master servicer after such transfer, but shall in no event exceed the compensation payable to the Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement related to any Series. However, the successor master servicer must be an entity that is qualified and approved to service Mortgage Loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

The Master Servicer will be permitted to resign if the Master Servicer's duties under the Pooling and Servicing Agreement related to any Series are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer's responsibilities and obligations under such Pooling and Servicing Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Pooling and Servicing Agreement related to any Series, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer:

      (a) any failure by the Master Servicer to cause to be deposited in the Distribution Account any amounts received by it from the Servicers or to make any P&I Advance required to be made by it under the terms of such Pooling and Servicing Agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party to such Pooling and Servicing Agreement;

      (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of Certificates evidencing at least 25% of the voting rights;

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

      (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

      (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;

      (f) except as otherwise permitted in the Pooling and Servicing Agreement, the Master Servicer attempts to assign its responsibilities under the Pooling and Servicing Agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator or the Depositor;

      (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the Pooling and Servicing Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days); or

      (h) failure of the Master Servicer to timely provide the Depositor with certain certifications and reports required by Regulation AB in accordance with the Pooling and Servicing Agreement.

By written notice, the Trustee may, at the direction of Certificateholders representing a majority of the voting rights in the Certificates, waive any default by the Master Servicer in the performance of its obligations under such Pooling and Servicing Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under such Pooling and Servicing Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and at the direction of a majority of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under such Pooling and Servicing Agreement and, any mortgage files related to any Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under such Pooling and Servicing Agreement.

Assumption of Master Servicing by Trustee

In the event the Master Servicer can no longer function in that capacity under the Pooling and Servicing Agreement related to any Series, the Trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the Master Servicer under such Pooling and Servicing Agreement or the Trustee shall appoint a Freddie Mac or Fannie Mae approved Servicer, selected by the Depositor, which successor master servicer is acceptable to the Rating Agencies. The Trustee or any other successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under such Pooling and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a Servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under such Pooling and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all Losses incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under such agreement.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of the Master Servicer in the event of such resignation or termination for cause), the Master Servicer will be required to deliver to any successor all documents and records relating to each Mortgage Loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

                                  THE SERVICERS

General

As detailed in the related prospectus supplement relating to the issuance of any Series of Certificates, one or more Servicers will be appointed to service the Mortgage Loans contained in the Trust established for the issuance of any Series. The Servicers will be required to service such Mortgage Loans in accordance with the its respective Master Mortgage Loan Purchase and Servicing Agreement. Each Servicer's obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations.

                          THE SECURITIES ADMINISTRATOR

The party designated in the prospectus supplement related to the issuance of any Series will act as the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement related to such Series.

The Securities Administrator will be responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

The Securities Administrator will act as paying agent and in such capacity will make distributions on the Certificates and prepare and provide monthly distribution statements to Certificateholders with respect to such distributions. See "Description of the Certificates--Report to Certificateholders" in this term sheet supplement. The Securities Administrator will also act as transfer agent and certificate registrar for the Certificates.

The Securities Administrator's duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See "Administration of the Trust" and "The Pooling and Servicing Agreement" in this term sheet supplement. The Securities Administrator will be entitled to retain as compensation any investment earnings on amounts on deposit in the Distribution Account pending distributions to Certificateholders on the related Distribution Date. See "Fees and Expenses of the Trust" in this term sheet supplement.

                             MORTGAGE LOAN SERVICING

General

The Servicers will have primary responsibility for servicing the Mortgage Loans included in the Trust established for any Series as described under "Administration of the Trust--Servicing and Administration Responsibilities" above. In servicing such Mortgage Loans, each Servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans. The following is a general description of the servicing provisions of the Master Mortgage Loan Purchase and Servicing Agreements.

Servicing Compensation and Payment of Expenses

As compensation for its activities as a Servicer under the applicable Master Mortgage Loan Purchase and Servicing Agreement, each Servicer will be entitled to the compensation set forth under "Fees and Expenses of the Trust." In addition, each Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items (including prepayment premiums). Each Servicer will also be entitled to withdraw from the related Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. In addition, each Servicer will be entitled to retain any net Prepayment Interest Excesses related to the Mortgage Loans included in the Trust established for any Series serviced by it for any Distribution Date to the extent they are not required to offset Prepayment Interest Shortfalls resulting from principal prepayments that are received during the related prepayment period. See "--Prepayment Interest Shortfalls" below. Each Servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the applicable Master Mortgage Loan Purchase and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in such Master Mortgage Loan Purchase and Servicing Agreement.

P&I Advances

Each Servicer will be required to make P&I Advances on each related Servicer Remittance Date with respect to each Mortgage Loan included in the Trust established for any Series it services, subject to its determination in its good faith business judgment that such advance would be recoverable. P&I Advances made by a Servicer are reimbursable to such Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the Certificates of any Series. Notwithstanding a Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such Servicer will be entitled to reimbursement for that advance from the Trust established for such Series. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable) will advance its own funds to make P&I Advances if a Servicer fails to do so, subject to its own recoverability determination and as required under the applicable Pooling and Servicing Agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this term sheet supplement.

Servicing Advances

Each Servicer will be required to advance amounts with respect to the Mortgage Loans included in the Trust established for any Series serviced by it, subject to its determination that such advance would be recoverable. Servicing advances are "out-of-pocket" costs and expenses relating to:

      o     the  preservation,  restoration  and  protection  of  the  Mortgaged
            Property;

      o     enforcement or judicial proceedings, including foreclosures;

      o     the management and restoration of REO Property; and

      o certain other customary amounts described in the Master Mortgage Loan Purchase and Servicing Agreements.

These servicing advances by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will be reimbursable to the advancing party subject to certain conditions and restrictions. In the event that, notwithstanding the good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable Servicer (or other advancing party) will be entitled to reimbursement for that advance from the Trust.

Recovery of Advances

Each Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the applicable Master Mortgage Loan Purchase and Servicing Agreement, including from the collection of principal and interest on the Mortgage Loans included in the Trust established for any Series that is not required to be remitted in the month of receipt on the related Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by such Servicer from the mortgagor or otherwise relating to such Mortgage Loan (including prepayment premiums). In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the related Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the related Collection Account.

The Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which they determine would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of a Servicer (or the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer's certificate of such Servicer delivered to the Trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayments on any Mortgage Loans included in the Trust established for any Series (excluding any payments made upon liquidation of any such Mortgage Loan) during the portion of the applicable prepayment period that ends on the last calendar day of the month prior to the month in which the applicable Distribution Date occurs, the amount of those shortfalls in interest collections resulting from those voluntary principal prepayments ("Prepayment Interest Shortfalls") will first be netted against the amount of interest received on Mortgage Loans included in the Trust established for such Series that prepay during the portion of the applicable prepayment period that begins on the first day of the month in which the Distribution Date occurs through the end of such prepayment period representing interest that accrued on those Mortgage Loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the applicable Servicer will be obligated to pay, by no later than the related Servicer Remittance Date preceding the applicable Distribution Date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the Servicing Fee collected for that Distribution Date ("Compensating Interest").

Collection and Other Servicing Procedures

Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans included in the Trust established for such Series it services and will, consistent with the provisions of the applicable Master Mortgage Loan Purchase and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to such Mortgage Loans. Consistent with the above, a Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments, subject to the provisions of the applicable Master Mortgage Loan Purchase and Servicing Agreement.

Each Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each Mortgage Loan included in the Trust established for such Series serviced by it.

If a Mortgaged Property has been or is about to be conveyed by the mortgagor, each Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless such Servicer's exercise of such "due-on-sale" clause acceleration rights is (i) prohibited by law or (ii) would impair or threaten recovery under any primary mortgage insurance policy related to such Mortgage Loan. If such Servicer is prohibited from exercising such "due-on-sale" acceleration rights for either of the foregoing reasons, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by a Servicer for entering into an assumption agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, the Mortgage Rate borne by the mortgage note relating to the Mortgage Loan may not be decreased. For a description of circumstances in which a Servicer may be unable to enforce "due-on-sale" clauses.

Hazard Insurance

Each Servicer is required to cause to be maintained for each Mortgaged Property included in the Trust established for such Series a hazard insurance policy with coverage which contains a standard mortgagee's clause generally in an amount equal to the least of (a) the outstanding principal balance of such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a co-insurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such Mortgaged Property. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of such Mortgaged Property or released to the borrower in accordance with such Servicer's normal servicing procedures, will ultimately be deposited in the related Collection Account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

Realization Upon Defaulted Mortgage Loans

Each Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, Mortgaged Properties securing such of the Mortgage Loans included in the Trust established for any Series as they come into default when, in the opinion of such Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such Servicer will follow such practices as it deems necessary or advisable and as are in keeping with it's general loan servicing activities and the applicable Master Mortgage Loan Purchase and Servicing Agreement; provided, that such Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless it believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such Servicer.

Removal and Resignation of a Servicer

The Master Servicer (or if the Master Servicer and a Servicer are the same entity, the Trustee) may, and at the direction of Certificateholders representing a majority of voting rights in any Series of certificates is required to, remove a Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a) through (h) below. Each of the following generally constitutes a "Servicer event of default" under each Master Mortgage Loan Purchase and Servicing Agreement:

      (a) any failure by a Servicer to remit any payment required to be made by it under the terms of the applicable Master Mortgage Loan Purchase and Servicing Agreement, which continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

      (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in the applicable Master Mortgage Loan Purchase and Servicing Agreement, which continues unremedied for a period of

            30 or 60 days, as applicable, after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

      (d) a Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of such Servicer's property; or

      (e) a Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) a Servicer shall cease to be an approved servicer by Fannie Mae or Freddie Mac; or

      (g) Any failure by a Servicer to duly perform, within the required time periods, its obligations to provide any reports on assessment and attestation of compliance with relevant servicing criteria, certain related officer's certifications and other notifications required by Regulation AB, as provided under the applicable Master Mortgage Loan Purchase and Servicing Agreement.

Except to permit subservicers as provided under the applicable Master Mortgage Loan Purchase and Servicing Agreement to act as subservicers, a Servicer may not assign its obligations under the applicable Master Mortgage Loan Purchase and Servicing Agreement nor resign from the obligations and duties imposed on it by the related Master Mortgage Loan Purchase and Servicing Agreement except by mutual consent of such Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that such Servicer's duties under the applicable Master Mortgage Loan Purchase and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed such Servicer's responsibilities and obligations in accordance with the applicable Master Mortgage Loan Purchase and Servicing Agreement.

Upon removal or resignation of a Servicer, in accordance with the related Pooling and Servicing Agreement, the Master Servicer (or, if the Master Servicer and a Servicer are the same entity, the Trustee) will be the successor servicer after a transition period not to exceed 90 days, except that the Master Servicer (or the Trustee or such other successor servicer, as applicable) will be obligated to immediately make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Master Servicer (or the Trustee, as applicable) is unwilling or unable to act as successor servicer, or if the holders of the Certificates entitled to at least a majority of the voting rights in the Certificates so request, the Master Servicer (or the Trustee, as applicable) is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the related Pooling and Servicing Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

The Servicers and any successor servicers will at all times maintain a net worth of at least $25,000,000 (as determined in accordance with generally accepted accounting principles) and maintain its license to do business or service residential Mortgage Loans in any jurisdictions in which the Mortgaged Properties are located. Any successor servicer will also be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer.

The Master Servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the related Collection Account) as the applicable Servicer or such greater compensation if consented to by the Rating Agencies rating the Certificates and Certificateholders representing a majority of voting rights in the Certificates.

                       THE POOLING AND SERVICING AGREEMENT

The Issuing Entity

On the related Closing Date, and until the termination of the Trust established for any Series pursuant to the related Pooling and Servicing Agreement will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under such Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund created thereunder.

The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in such Pooling and Servicing Agreement. See ""The Depositor," "The Securities Administrator," "The Master Servicer," and "The Servicers," in this term sheet supplement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the related Pooling and Servicing Agreement. Under such Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of such Pooling and Servicing Agreement by Certificateholders of any Series and the other parties thereto as described under "--Amendment."

If the assets of the Trust are insufficient to pay the Certificateholders of any Series all principal and interest owed, holders of some or all classes of such Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See "Risk Factors--The Credit Enhancement Features May Be Inadequate to Provide Protection for the Offered Certificates" in this term sheet supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor or the Depositor it is not anticipated that the Trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Termination; Optional Clean-up Call

The Master Servicer shall have the option to purchase the Mortgage Loans included in the Trust established for any Series, or the Mortgage Loans in any loan group, under certain circumstances, on the initial optional termination date, which is the Distribution Date following the month in which the aggregate Stated Principal Balance of the Mortgage Loans included in the Trust or such loan group, as of the last day of the related Due Period is less than or equal to the percentage set forth in the related Pooling and Servicing Agreement of the aggregate Stated Principal Balance of the Mortgage Loans included in the Trust or such loan group. Any such purchase of such Mortgage Loans would result in the payment on that Distribution Date of the final distribution on the Certificates related to that Series or loan group. The purchase price for such Mortgage Loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each such Mortgage Loan (other than Mortgage Loans related to any REO Property) plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any related REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense and (y) the unpaid principal balance of each such Mortgage Loan related to any REO Property plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (iii) all related unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) and (iv) any unreimbursed indemnification payments payable under the related Pooling and Servicing Agreement. The purchase of all remaining Mortgage Loans included in the Trust established for any Series will result in the final termination of the Trust.

The Trust also is required to terminate upon notice to the Trustee of either the later of: (i) the distribution to Certificateholders of such Series of the final payment or collection with respect to the last Mortgage Loan (or P&I Advances of same by a Servicer), or (ii) the disposition of all funds with respect to the last Mortgage Loan included in the Trust established for any Series and the remittance of all funds due under the related Pooling and Servicing Agreement; provided, however, that in no event will the Trust established by the related Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the related Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The Trustee may at any time resign and be discharged from the Trust by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in the notice. If no qualified successor trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of the related Pooling and Servicing Agreement and shall fail to resign after written request by the Depositor, then the Depositor or any Servicer may remove the Trustee and appoint a successor trustee. Holders of Certificates of any Series evidencing at least a majority of the voting rights may also, at any time, remove the Trustee and appoint a successor trustee.

Certain Matters Regarding the Depositor, the Servicers, the Securities Administrator and the Trustee

Each Pooling and Servicing Agreement related to any Series will provide that none of the Depositor, the Servicers, the Securities Administrator, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to such Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Servicers, the Securities Administrator or the
Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor's, the Servicers', the Securities Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under such Pooling and Servicing Agreement.

The Depositor, the Servicers, the Securities Administrator, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to such Pooling and Servicing Agreement or (ii) the performance of their respective duties pursuant to such Pooling and Servicing Agreement or the Certificates of any Series, other than any loss, liability or expense incurred by reason of the Depositor's, the Servicer's, the Securities Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under such Pooling and Servicing Agreement.

None of the Depositor, the Servicers, the Securities Administrator or the Trustee will be obligated under such Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of such Pooling and Servicing Agreement, the Depositor, a Servicer, the Securities Administrator and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to such Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders of any Series. In the event the Depositor, a Servicer, the Securities Administrator or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust, and the Depositor, such Servicer, the Securities Administrator and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust assets.

Amendment

Such Pooling and Servicing Agreement will be able to be amended from time to time by the parties to that agreement by written agreement, without notice to, or consent of, the holders of the certificates of the related Series, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in such Pooling and Servicing Agreement which may be inconsistent with any other provision, to add to the duties of the parties to that agreement, to comply with any requirements in the Code or to conform the Pooling and Servicing Agreement to the prospectus and term sheet supplement provided to investors in connection with the offering of the certificates of the related Series. Each Pooling and Servicing Agreement may also be amended to add any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Pooling and Servicing Agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates of the related Series, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Certificates.

Each Pooling and Servicing Agreement will also be able to be amended from time to time by the parties to that agreement, with the consent of holders of certificates of the related Series evidencing percentage interests aggregating not less than 66(2)/3% of each class of such certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate of the related Series without the consent of the holder of that certificate of the related Series, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66(2)/3% of that class, or (iii) reduce the percentage of such certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of such certificates then outstanding.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

Generally, distributions on the certificates of any Series relate to payments on the related Mortgage Loans included in any loan group. The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the related Mortgage Loans. If significant principal distributions are made on your certificates (other than the Interest Only Certificates), you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of certain Interest Only Certificates (because the Notional Amount of such certificates is based in part on the Class Certificate Balance of the related certificates), you may not fully recover your initial investment. No prediction can be made as to the rate of prepayments on the related Mortgage Loans in either stable or changing interest rate environments. The final distribution of principal on your certificates (other than the Interest Only Certificates) could occur significantly earlier than you anticipated. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the related Mortgage Loans.

The yields to maturity and the aggregate amount of distributions on the certificates of any Series will be affected by the rate and timing of principal payments on the related Mortgage Loans. With respect to any class of Exchangeable Certificates, the yield to maturity on each class of Exchangeable Certificates of any Series will be primarily affected by the yield to maturity of the related class of Exchanged Certificates. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the related Mortgage Loans. The rate of principal payments on the related Mortgage Loans will in turn be affected by the amortization schedules of those Mortgage Loans, the rate and timing of mortgagor prepayments on the related Mortgage Loans, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor in that Series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the Mortgage Loans and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the accompanying prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the certificates of any Series.

Prepayments, liquidations and purchases of the related Mortgage Loans will result in distributions to holders of the related certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment, including defaults and liquidations, of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing Mortgage Rates fell significantly below the Mortgage Rates on the related
Mortgage Loans, the rate of prepayments, including refinancings, would be expected to increase.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans that are refinance or limited documentation Mortgage Loans, and on Mortgage Loans with high loan-to-value ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The yield to maturity of any Series of certificates, and particularly the Senior Subordinate Certificates and Junior Subordinate Certificates, will be sensitive to defaults on the related Mortgage Loans included in any loan group. If a purchaser of a certificate related to such Series calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the certificates related to such Series may not receive reimbursement for Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans included in the Trust established for any Series.

Allocation of Principal Payments

The yields to maturity on any Series of certificates will be affected by the allocation of principal payments among that Series of certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Senior Subordinate Certificates" in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans included in any loan group will be allocated among the related Senior Certificates of such Series, other than the related Interest Only Certificates and the related Class PO Certificates of such Series, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the Mortgage Loans in any loan group will be distributed to each class of related Senior Subordinate Certificates, in the case of a Stacked Transaction, and the Senior Support Certificates, in the case of Crossed Transaction, of such Series. In addition to the foregoing, if on any Distribution Date, the loss level established for the Class B-2 Certificates or the Class B-3 Certificates of such Series is exceeded and a class of Senior Subordinate Certificates of such Series having a higher payment priority is then outstanding with a Class Certificate Balance greater than zero, the Class B-2 Certificates or the Class B-3 Certificates of such Series, as the case may be, will not receive distributions relating to principal prepayments on that Distribution Date.

A portion of the Mortgage Loans included in any loan group may have initial interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if such Mortgage Loan amortized. In addition, such Mortgage Loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Mortgage Loans as a result of the Mortgage Loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional Mortgage Loan is relatively small during the first few years after the origination of a Mortgage Loan, in the aggregate the amount can be significant.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these Mortgage Loans may be significantly different than Mortgage Loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their Mortgage Loans with a new Mortgage Loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these Mortgage Loans.

Senior Certificates: The Senior Certificates of any Series, other than any Interest Only Certificate, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement and any final term sheet for that Series. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans in the related loan group early in the life of the mortgage pool for that Series. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans in the related loan group both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates of any Series with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates of that Series with a shorter weighted average life because the Class Certificate Balances of the Senior Subordinate Certificates and Junior Subordinate Certificates of that Series could be reduced to zero before the Senior Certificates are retired. In a transaction where the mortgage pool is divided into two or more loan groups, the yields to maturity and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the Mortgage Loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

Accretion Directed Certificates and Accrual Certificates: Prior to the Accretion Termination Date for any class of any Series, any class or classes of Accretion Directed Certificates of that Series will receive as monthly principal distributions the related Accrual Distribution Amount in accordance with the priority of payment for these amounts set forth in any final term sheet for each applicable class. Prior to the Accretion Termination Date for any class of any Series, interest shortfalls on the Mortgage Loans in the related loan group allocated to any class or classes of Accrual Certificates of that Series will reduce the amount added to the Class Certificate Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related class or classes of Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Class Certificate Balance of any class or classes of Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related class or classes of Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

In addition, investors in any Accrual Certificates and any Accretion Directed Certificates should be aware that the applicable Accretion Termination Date may be later, or earlier, than otherwise assumed. As a result, the applicable
Accretion Termination Date could be different from that assumed at the time of purchase.

Because any Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the applicable Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Companion Certificates: Investors in any Companion Certificates of any Series should be aware that the stabilization provided by that class of Companion Certificates for any related planned principal, scheduled principal or targeted principal classes of that Series is sensitive to the rate of mortgagor prepayments on the Mortgage Loans in the related loan group, and the Class Certificate Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

Any Companion Certificates of any Series will generally receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Class Certificate Balance of the related planned principal, scheduled principal or targeted principal classes to the planned, scheduled and/or targeted amount, as applicable. Due to the companion nature of any Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Component Certificates: A class of Component Certificates of any Series may consist of components with different principal and interest payment characteristics. As each component of a class of Component Certificates may be identified as falling into one or more of the categories described above in "Description of the Certificates-General", that class of Component Certificates may bear the special prepayment and yield considerations and price and yield volatility associated with the categories of certificates described in this term sheet supplement to the extent of each applicable component. Investors in a class of Component Certificates should consider whether such considerations and volatility associated with any component of that class is suitable to their investment needs.

NAS Certificates: Investors in any class of NAS Certificates of any Series should be aware that, unless the Credit Support Depletion Date applicable to that class has occurred, that class of NAS Certificates may not be expected to receive distributions of principal prepayments on the Mortgage Loans in the related loan group for a period of time and may not be expected to receive distributions of scheduled principal payments on these Mortgage Loans for a period of time, as described in the prospectus supplement related to that class. In addition, after the expiration of this initial period for any class of NAS Certificates for any Series, that class of NAS Certificates will receive a distribution of principal prepayments on the Mortgage Loans in the related loan group that is smaller than that class's pro rata share and will receive a distribution of scheduled principal payments on the related Mortgage Loans that is smaller than that class's pro rata share, as described in the prospectus supplement related to that class, unless the Class Certificate Balances of the related Senior Certificates of that Series, other than any related NAS Certificates and related Class PO Certificates, have been reduced to zero. Consequently, the weighted average lives of any class of NAS Certificates of any Series will be longer than would otherwise be the case. The effect on the market value of any class of NAS Certificates of any Series of changes in market interest rates or market yields for similar securities will be greater than for other classes of related Senior Certificates entitled to earlier principal distributions.

PAC Certificates: Any class of PAC Certificates of any Series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the Mortgage Loans in the related loan group occur each month at a constant level within the applicable PAC targeted range and based on some other assumptions.

There can be no assurance that funds available for distribution of principal on any class of PAC Certificates will result in the Class Certificate Balance thereof equaling the planned principal balance for any Distribution Date. To the extent that prepayments on the Mortgage Loans in the related loan group occur at a level below the applicable PAC targeted range, the funds available for principal distributions on any class of PAC Certificates on each Distribution Date may be insufficient to reduce the Class Certificate Balance thereof to the planned principal balance for that Distribution Date and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments on the Mortgage Loans in the related loan group occur at a level above the applicable PAC targeted range, after the amounts of any related Companion Certificates have been reduced to zero, the Class Certificate Balance of any class of PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable PAC targeted range, will not ensure the distributions on any class of PAC Certificates of an amount that will result in the Class Certificate Balance thereof equaling its planned principal balance on any Distribution Date because the balance of the related Senior Principal Distribution Amount for that Series remaining after distribution on any class of PAC Certificates will be distributed on each Distribution Date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

Investors in any class of PAC Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the Mortgage Loans in the related loan group, and that the Class Certificate Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

Scheduled Principal Certificates: Any class of Scheduled Principal Certificates of any Series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the Mortgage Loans in the related loan group occur each month at the rate or rates assumed in developing the schedule, and based on some other assumptions.

There can be no assurance that funds available for distribution of principal on any class of Scheduled Principal Certificates will result in the Class Certificate Balance thereof equaling the scheduled principal balance for any Distribution Date. To the extent that prepayments on the Mortgage Loans in the related loan group occur at a level below the rate or rates assumed in developing the schedule, the funds available for principal distributions on any class of Scheduled Principal Certificates on each Distribution Date may be insufficient to reduce the Class Certificate Balance thereof to the scheduled principal balance for that Distribution Date and the weighted average lives of the Scheduled Principal Certificates may be extended. Conversely, to the extent that prepayments on the Mortgage Loans in the related loan group occur at a level above the rate or rates assumed in developing the schedule, after the amounts of any related Companion Certificates have been reduced to zero, the Class Certificate Balance of any class of Scheduled Principal Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is at the rate or rates assumed in developing the schedule, will not ensure the distributions on any class of Scheduled Principal Certificates of an amount that will result in the Class Certificate Balance thereof equaling its scheduled principal balance on any Distribution Date because the balance of the related Senior Principal Distribution Amount for that Series remaining after distribution on any class of Scheduled Principal Certificates will be distributed on each Distribution Date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

Investors in any class of Scheduled Principal Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the Mortgage Loans in the related loan group, and that the Class Certificate Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

TAC Certificates: Any class of TAC Certificates of any Series will have been structured so that principal distributions will be made in the amounts determined by using the schedule and the cash flow allocation provisions for that class, assuming that prepayments on the Mortgage Loans in the related loan group occur each month at the constant level assumed in developing the targeted principal balances, and based on certain other assumptions.

There can be no assurance that funds available for distribution of principal on any class of TAC Certificates will result in the Class Certificate Balance thereof equaling its targeted principal balance for any Distribution Date. To the extent that prepayments on the Mortgage Loans in the related loan group occur at a level below the constant level assumed in developing the targeted principal balances for that class, the funds available for principal distributions on any class of TAC Certificates on each Distribution Date may be insufficient to reduce the Class Certificate Balance thereof to its targeted principal balance for that Distribution Date and the weighted average lives of that class may be extended. Conversely, to the extent that prepayments on the Mortgage Loans in the related loan group occur at a level above the constant level assumed in developing the targeted principal balances for that class, after the Class Certificate Balance of any Companion Certificate has been reduced to zero, the Class Certificate Balance of any class of TAC Certificates may be reduced below its targeted principal balance and the weighted average lives of that class may be reduced.

Investors in any class of TAC Certificates should be aware that the stabilization provided by any class of Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related Mortgage Loans, and that the Class Certificate Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

Senior Support Certificates: If the Class Certificate Balances of the related Senior Subordinate Certificates and related Junior Subordinate Certificates, in the case of a Stacked Transaction, and the Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that Series will be extremely sensitive to losses on the Mortgage Loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to the related class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in the prospectus supplement related to that class or those classes. Investors in a class of Senior Support Certificates should consider whether such sensitivity is suitable to their investment needs.

Certificates with Subordination Features: After the Class Certificate Balances of the related Junior Subordinate Certificates, in the case of a Stacked Transaction, or the Junior Subordinate Certificates, in the case of a Crossed
Transaction, of any Series have been reduced to zero, the yield to maturity on the class of the related Senior Subordinate Certificates, in the case of a Stacked Transaction, or Senior Subordinate Certificates, in the case of a Crossed Transaction, with a Class Certificate Balance greater than zero with the lowest payment priority related to such Series will be extremely sensitive to Realized Losses on the Mortgage Loans related loan group and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Senior Subordinate Certificates.

With respect to a Crossed Transaction, investors in the Senior Subordinate Certificates of any Series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Senior Subordinate Certificates of that Series will generally not be entitled to distributions of mortgagor prepayments with respect to the Mortgage Loans in the related loan group for such distribution date and the weighted average lives of the Senior Subordinate Certificates could be significantly affected thereby. In addition, with respect to any Crossed Transaction, under the circumstances described under the heading "Description of the Certificates--Principal Distributions on the Senior Certificates--Cross-Collateralization Mechanics in a Crossed Transaction" in this term sheet supplement, mortgagor prepayments from a loan group otherwise distributable to the holders of the Senior Subordinate Certificates will be distributed to the holders of the Senior Certificates related to the other loan groups, increasing the weighted average lives of the Senior Subordinate Certificates.

Realized Losses and Interest Shortfalls

The yields to maturity and the aggregate amount of distributions on the Offered Certificates of any Series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the Mortgage Loans in the related loan group. The timing of Realized Losses on the related Mortgage Loans and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses may affect the market value of the Offered Certificates, even if these losses are not allocated to those Offered Certificates.

After the Class Certificate Balances of the related Junior Subordinate Certificates of any Series are reduced to zero, the yield to maturity on the class of related Senior Subordinate Certificates then outstanding with a Class Certificate Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the related Mortgage Loans for that Series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Senior Subordinate Certificates. See "--Class B-2 and Class B-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Senior Subordinate Certificates of any Series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

In a Crossed Transaction, investors in the Senior Certificates should be aware that because the Senior Subordinate Certificates and Junior Subordinate Certificates represent interests in all loan groups, the Class Certificate
Balances of the Senior Subordinate Certificates and Junior Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Senior Subordinate Certificates and Junior Subordinate Certificates of Realized Losses on the Mortgage Loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Senior Subordinate Certificates and Junior Subordinate Certificates and increase the likelihood that Realized Losses on the Mortgage Loans in the related loan group may be allocated to any class of Senior Certificates.

As described under "Description of the Certificates--Allocation of Losses; Subordination" amounts otherwise distributable to holders of one or more classes of the Senior Subordinate Certificates of any Series may be made available to protect the holders of the related Senior Certificates and holders of any related Senior Subordinate Certificates with a higher payment priority of that Series against interruptions in distributions due to some mortgagor delinquencies on the Mortgage Loans in the related loan group, to the extent not covered by advances by the Servicers or the Master Servicer. These delinquencies may affect the yields to investors on those classes of the Senior Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Senior Subordinate Certificates. Similarly, if the Class Certificate Balances of the related Senior Subordinate Certificates and related Junior Subordinate Certificates are reduced to zero, delinquencies on the Mortgage Loans in a loan group to the extent not covered by advances by the Servicers of Master Servicer will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding, as and to the extent described in this term sheet supplement for that Series. Furthermore, the Class PO Certificates related to any loan group will share in the principal portion of Realized Losses on the Mortgage Loans in the related loan group only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses. Consequently, after the related Junior Subordinate Certificates and related Senior Subordinate Certificates, in the case of a Stacked Transaction, or the Senior Subordinate Certificates and Junior Subordinate Certificates, in the case of a Crossed Transaction, of any Series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that Series, other than the related Class PO Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans in the related loan group. In addition, a higher than expected rate of delinquencies or losses on the Mortgage Loans in a loan group will also affect the rate of principal payments on one or more classes of related Senior Subordinate Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Senior Subordinate Certificates and Junior Subordinate Certificates.

The amount of interest otherwise payable to holders of the Offered Certificates of any Series will be reduced by any interest shortfalls on the Mortgage Loans in the related loan group to the extent not covered by subordination or the Servicers or the Master Servicer, or, solely with respect to any Insured Certificates of that Series, by the related policy, including Prepayment Interest Shortfalls and, in the case of each class of the related Senior Subordinate Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. See "Description of the Certificates--Interest Distributions" and "Mortgage Loan Servicing-Prepayment Interest Shortfalls" in this term sheet supplement for a discussion of the effect of principal prepayments on the Mortgage Loans on the yields to maturity of the related Offered Certificates and possible shortfalls in the collection of interest. Certain interest shortfalls on the Mortgage Loans in the related loan group allocable to the Insured Certificates of that Series will be covered by the related policy, as and to the extent described in any final term sheet for that Series.

Purchase Price

In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related pass-through rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

Floating Rate Certificate and Inverse Floating Rate Yield Considerations

The yields to investors on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series will be sensitive to fluctuations in the level of the applicable index for that class described in any final term sheet for that class of certificates. The pass-through rates on the Floating Rate Certificates will vary with the applicable index and the pass-through rates on the Inverse Floating Rate Certificates will vary inversely with the applicable index. The pass-through rates any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series are subject to maximum and minimum pass-through rates, to the extent set forth in any final term sheet for that class of certificates and are therefore limited despite changes in the applicable index in some circumstances. Changes in the level of the applicable index may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of the applicable index. Investors in any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

The yields to investors on any class of Inverse Floating Rate Certificates of any Series will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans in the related loan group, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the Mortgage Loans in the related loan group will have an adverse effect on the yields to such investors and could result in the failure of investors in that class of Inverse Floating Rate Certificates to fully recover their initial investments.

Because the rate of distribution of principal on the certificates of any Series will be related to the actual amortization, including prepayments, of the Mortgage Loans in the related loan group, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series are likely to differ from those assumed in any model, even if all the Mortgage Loans in the related loan group prepay at the constant percentages of the prepayment assumption and the level of the applicable index specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the Mortgage Loans in the related loan group are as assumed. Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans in the related loan group and of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series may result in yields being different from those assumed.

There can be no assurance that the Mortgage Loans in the related loan group will prepay at any particular rate or that the yield on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any Series will conform to the yields assumed at the time of purchase. Moreover, the various remaining terms to maturity and mortgage rates of the Mortgage Loans in the related loan group could produce slower or faster principal distributions than indicated at various constant percentages of a prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the Mortgage Loans in the related loan group under a variety of scenarios. Investors in any class of Inverse Floating Rate Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments.

Principal Only Certificate and Interest Only Certificate Yield Considerations

Because the Principal Only Certificates of any Series will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of the Mortgage Loans in the related loan group due to a breach of a representation and warranty with respect to the Discount Mortgage Loans in the related loan group, in the case of the Class PO Certificates, and with respect to the Mortgage Loans in the related loan group, in the case of any other class of Principal Only Certificates of that Series.

The pre-tax yield to maturity on the Interest Only Certificates of any Series will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the related loan group in the case of the Class IO Certificates of that Series, and with respect to the Mortgage Loans in the related loan group, in the case of any other class of Interest Only Certificates of that Series, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates of any Series should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments.

Any differences between the assumptions used in determining the purchase price for any class of Interest Only Certificates and Principal Only Certificates of any Series and the actual characteristics and performance of the applicable Mortgage Loans in the related loan group and of the Principal Only Certificates and Interest Only Certificates of that Series may result in yields being different from those expected based on these assumptions.

A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans in the related loan group will have a material adverse effect on the pre-tax yield to maturity of the Class PO Certificates of that Series. The rate and timing of principal prepayments on the Discount Mortgage Loans in the related loan group may differ from the rate and timing of principal prepayments on the related loan group. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans in any loan group, and because Mortgage Loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans in any loan group are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans in that loan group. In addition, holders of the Class IO Certificates of any Series in most cases have rights to relatively larger portions of interest payments on Mortgage Loans in the related loan group with higher mortgage rates; thus, the yield on the Class IO Certificates of any Series will be materially adversely affected to a greater extent than on the other related Offered Certificates of that Series if the Mortgage Loans in any loan group with higher mortgage rates prepay faster than the Mortgage Loans in the related loan group with lower mortgage rates.

There can be no assurance that the Mortgage Loans in any loan group will prepay at any particular rate. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the applicable Mortgage Loans in the related loan group under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the applicable Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments.

Class B-2 and Class B-3 Certificate Yield Considerations

If the aggregate Class Certificate Balance of the Junior Subordinate Certificates or any group of Junior Subordinate Certificates, in the case of a Stacked Transaction, is reduced to zero, the yield to maturity on the Class B-3 Certificates, or related Class B-3 Certificates, in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related Mortgage Loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class B-3 Certificates, or the related Class B-3 Certificates in the case of a Stacked Transaction.

If the Class Certificate Balances of the Junior Subordinate Certificates, or related Junior Subordinate Certificates, in the case of a Stacked Transaction, and Class B-3 Certificates, or related Class B-3 Certificates, in the case of a Stacked Transaction, have been reduced to zero, the yield to maturity on the Class B-2 Certificates, or the related Class B-2 Certificates, in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related Mortgage Loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class B-2 Certificates, or related Class B-2 Certificates, in the case of a Stacked Transaction.

Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on the Class B-2 and Class B-3 Certificates, it is highly unlikely that the related Mortgage Loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class B-2 Certificates and the Class B-3 Certificates are likely to differ from those assumed. There can be no assurance that the related Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class B-2 Certificates or the Class B-3 Certificates of any Series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the related Mortgage Loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related Mortgage Loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class B-2 Certificates and particularly in the Class B-3 Certificates should fully consider the risk that Realized Losses on the related Mortgage Loans could result in the failure of those investors to fully recover their investments.

Additional Yield Considerations Applicable Solely to the Residual Certificate

The Class R Certificateholders' after-tax rate of return on their Class R Certificate related to any Series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to such Class R Certificate. Holders of such Class R Certificate may have tax liabilities with respect to their Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of such Class R Certificate may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on such Class R Certificate may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to such Class R Certificate will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced with respect to the Mortgage Loans in the related loan group.

Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificate on after-tax rates of return on the Residual Certificate. See "Federal Income Tax Considerations" in this term sheet supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will render an opinion, with respect to each Series of certificates, to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, for federal income tax purposes, certain segregated assets comprising the Trust established for any Series, including the Mortgage Loans, at Trust established for any Series, exclusive of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

      o the Class R Certificate will evidence an interest in one or more REMIC residual interest components;

      o each Class R Certificate component will constitute the sole class of "residual interests" in its respective REMIC; and

      o each class of Senior Certificates, other than the Residual Certificate, and the Senior Subordinate Certificates and the Junior Subordinate Certificates will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

See "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

For federal income tax reporting purposes, some Classes of Certificates related to any Series may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be set forth in the related prospectus supplement. No representation is made that the Mortgage Loans related to such Series will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Securities" in the accompanying prospectus.

The holders of Offered Certificates related to such Series will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

Some of the classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of zero prepayment assumption may be required in calculating the amortization premium. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Securities" in the accompanying prospectus.

The Offered  Certificates  of any Series will be treated as assets  described in
Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates of any Series, exclusive of any interest payable to a certificate related to a yield maintenance agreement, if any, in respect of amounts received pursuant to such yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Offered Certificates of any Series, other than the Residual Certificate and, in the case of a certificate related to a yield maintenance agreement, if any, exclusive of the portion thereof representing the right to receive payments received pursuant to such yield maintenance agreement, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates of any Series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate of that Series pursuant to the right of the master servicer to repurchase the Offered Certificates of that Series may adversely affect any REMIC that holds the Offered Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this term sheet supplement and "Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Securities" in the accompanying prospectus.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement

Each holder of a certificate related to a yield maintenance agreement, if any, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under such yield maintenance agreement and the yield maintenance reserve fund. Under the REMIC regulations, each holder of a certificate related to a yield maintenance agreement, if any, must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under such yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of any certificates related to a yield maintenance agreement, if any, with respect to the payments under such yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under a yield maintenance agreement as discrete property rights. Holders of a certificate related to a yield maintenance agreement, if any, are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to
Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of certificates related to a yield maintenance agreement, if any, will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under a yield maintenance agreement is respected, ownership of the right to the payments under a yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

In the event that the right to receive the payments under a yield maintenance agreement and the yield maintenance reserve fund is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a certificate related to a yield maintenance agreement, the amount of the sale allocated to the selling certificateholder's right to receive payments under such yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a certificate related to a yield maintenance agreement would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement and the yield maintenance reserve fund equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement and the yield maintenance reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

Special Tax Considerations Applicable to Exchangeable Certificates

For a  discussion  of  special  tax  considerations  applicable  to any class of
Exchangeable   Certificates  for  any  Series  see  "REMICs--Tax   Treatment  of
Exchangeable Securities" in the accompanying prospectus.

Special Tax Considerations Applicable to the Residual Certificate

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of the Residual Certificate. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificate. The Pooling and Servicing Agreement related to any Series includes other provisions regarding the transfer of the Residual Certificate, including:

      o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee is not a disqualified organization;

      o the requirement that the transferor is not acquiring the Residual Certificate on behalf of a disqualified organization;

      o the requirement that the transferor will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

      o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

      o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice the Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In  addition,   under  such  Pooling  and  Servicing  Agreement,   the  Residual
Certificate may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificate may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificate may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificate. All transfers of the Residual Certificate will be restricted in accordance with the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any transfer of a
Residual Certificate being disregarded to the extent that the Residual Certificate constitutes noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Securities--Noneconomic Residual Interests" in the accompanying prospectus.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificate. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificate over its life.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of Residual Securities" in the accompanying prospectus.

The IRS has issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. The IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificate should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

The Securities Administrator will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the accompanying prospectus.

Purchasers of the Residual Certificate are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificate.

For further information regarding the federal income tax consequences of investing in the Residual Certificate, see "Prepayment and Yield Considerations--Additional Yield Considerations Applicable Solely to the Residual

Certificate"   in  this  term  sheet   supplement   and   "Federal   Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Securities" in the accompanying prospectus.

                        STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this term sheet supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this term sheet supplement.

                              ERISA CONSIDERATIONS

The U.S. Department of Labor has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the "Exemption" to certain underwriters. One such Exemption was granted on behalf of HSBC Securities (USA) Inc., Prohibited Transaction Exemption ("PTE") 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE
200-58, 65-Fed. Reg. 6765 (2000), PTE 2002-41, 67 Fed. Reg. 54487 (2002) and PTE
2007-05, 72 Fed. Reg. 13130 (2007).

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations" in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates of any Series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Offered Certificates (other than the Class R Certificate) of any Series, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the HSBC exemption, as described under "ERISA Considerations" in the accompanying prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's, Fitch DBRS Limited or DBRS, Inc. at the time of purchase. The HSBC exemption contains a number of other conditions which must be met for the HSBC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the HSBC exemption should be satisfied with respect to the Offered Certificates of any Series (other than the Class R Certificate) so that the HSBC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the Trust established for that Series, provided that the general conditions of the HSBC exemption are satisfied. When the holder of the Exchangeable Certificates exchanges all or part of each class of such Exchangeable Certificates for a proportionate interest in the related Exchanged Certificates, the Exchanged Certificates received will be eligible for relief under the Exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchanged Certificates from one Rating Agency is at least BBB- (or its equivalent). If such rating is below BBB- (or its equivalent), the Exchanged Certificates may be acquired by insurance company general accounts investing the assets of ERISA plans pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

Each beneficial owner of the Offered Certificates of any Series (other than the Class R Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either (i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Offered Certificates in reliance on the HSBC exemption, and that it understands that there are certain conditions to the availability of the HSBC exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's, Fitch DBRS Limited or DBRS, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate of any Series or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Offered Certificate of any Series or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust for that Series from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Offered Certificates of any Series on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the HSBC exemption (including the terms of any yield maintenance agreement) would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

The sale of any of the Offered Certificates of any Series (other than Class R Certificate) to an ERISA plan is in no respect a representation by the depositor or the underwriters of that Certificate that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

No Class R Certificate, or any interest therein, may be acquired or held by or on behalf of any "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, any "plan" as defined in Section 4975 of the Code, or any entity whose underlying assets include plan assets of any of the foregoing by reason of investment by an employee benefit plan or other plan in such entity.

                             METHOD OF DISTRIBUTION

In accordance with the terms and conditions of any related underwriting agreement for any Series, each underwriter set forth in the related prospectus supplement for that Series with respect to any class of Offered Certificates of that Series will serve as an underwriter for each applicable class set forth in the related prospectus supplement for that Series and will agree to purchase and the depositor to sell each applicable class of those Offered Certificates. Each applicable class of certificates of any Series being sold to an underwriter are referred to as the underwritten certificates for that Series. It is expected that delivery of the underwritten certificates for any Series, other than the Residual Certificate, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual
Certificate for any Series will be made at the offices of the applicable underwriter on the closing date for that Series, against payment therefor in immediately available funds.

In connection with the underwritten certificates of any Series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that Series, to purchase all of each applicable class of the underwritten certificates of that Series if any of that class of the underwritten certificates of that Series are purchased thereby.

Any related underwriting agreement for any Series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates of that Series is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates of any Series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any Series, before deducting expenses payable by the depositor, shall be set forth in the term sheet supplement for that Series.

The underwriter for any class of any Series may effect these transactions by selling the applicable underwritten certificates of any Series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any Series, the underwriter for any class of that Series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any Series are also underwriters of that Series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that Series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

Each underwriting agreement for any Series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the Offered Certificates. The underwriter for any Series may make a secondary market in the underwritten certificates of that Series but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

The primary source of information available to investors concerning the Offered Certificates of any Series will be the monthly statements discussed in this term sheet supplement under "Pooling and Servicing Agreement--Reports to
Certificateholders," which will include information as to the outstanding principal balance or notional amount of the Offered Certificates of that Series. There can be no assurance that any additional information regarding the Offered Certificates of any Series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of this information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates for any Series becomes available.

                                     RATINGS

It is a condition of the issuance of the Offered Certificates of any Series that each class of Offered Certificates of that Series be assigned at least the ratings designated in any final term sheet for that class of certificates by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, Moody's Investors Service, Inc., or Moody's, or Fitch Ratings, or Fitch.

Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor's ratings on the Offered Certificates of any Series will not, however, constitute a statement regarding frequency of prepayments on the related Mortgage Loans. See "Prepayment and Yield Considerations" in this term sheet supplement.

The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the related Pooling and Servicing Agreement. Moody's ratings reflect its analysis of the riskiness of the related Mortgage Loans and the structure of the transaction as described in related Pooling and Servicing Agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the related Mortgage Loans. Further, the ratings on the Interest Only Certificates of any Series do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates of any Series only addresses the return of its Class Certificate Balance. The rating on the Residual Certificate of any Series only addresses the return of its Class Certificate Balance and interest on the Residual Certificate at the related pass-through rate.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying Mortgage Loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on any Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on any Principal Only Certificates only addresses the return of its Class Certificate Balance. The rating on the Residual Certificate only addresses the return of its Class Certificate Balance and interest on that class Residual Certificate at the related pass-through rate.

Except as is otherwise set forth in the prospectus supplement for that Series, the ratings by each rating agency rating a class of Insured Certificates of any Series will be determined without regard to the related financial guaranty insurance policy.

There can be no assurance as to whether any rating agency other than the rating agencies designated in any final term sheet for a class of certificates will rate the Senior Certificates or the Senior Subordinate Certificates of any Series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any Series by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates of that Series by the rating agency or rating agencies requested by the depositor to rate those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of any Interest Only Certificates of any Series do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. The ratings of any certificates related to a yield maintenance agreement do not address the likelihood that payments will be received from the yield maintenance agreement provider. In the event that the ratings initially assigned to the Offered Certificates of any Series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

The related prospectus supplement for any Series will set forth the Offered Certificates of that Series which will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the Offered Certificates of any Series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates of any Series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates of any Series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates of any Series constitutes a legal investment or is subject to investment, capital or other restrictions.

                                    GLOSSARY

The following terms have the meanings given below when used in this term sheet supplement.

"AB Servicing Criteria" means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

"Accretion Directed Certificates" means for any Series, any class of Class A Certificates related to any loan group that are categorized as Accretion Directed Certificates in any final term sheet for that class of certificates.

"Accretion Termination Date" means for any class of Accretion Directed Certificates included in a Series, the earlier of (a) the Distribution Date on which the aggregate Class Certificate Balance of the Accretion Directed Certificates of that Series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

"Accrual Certificates" means for any Series, any class of Class A Certificates that are categorized as Accrual Certificates in any final term sheet for that class of certificates.

"Accrual Distribution Amount" means with respect to any specified class or classes of Accrual Certificates of any Series and each Distribution Date preceding the Accretion Termination Date for that class, an amount equal to the aggregate amount of Accrued Certificate Interest on such class or classes Accrual Certificates for that date which will be added to the Class Certificate Balance thereof, and distributed in the manner described under "Description of the Certificates--Principal Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion Directed Certificates of that Series as principal in reduction of the Class Certificate Balances thereof. Any distributions of the Accrual Distribution Amount for any specified classes or classes of Accrual Certificates to the related class or classes of Accretion Directed Certificates will reduce the Class Certificate Balances of such related class or classes of certificates by that amount. The amount that is added to the Class Certificate Balances of any class of Accrual Certificates will accrue interest at the pass-through rate for that class. On each Distribution Date on or after the Accretion Termination Date for a class of Accretion Directed Certificates of any Series, the entire Accrued Certificate Interest on the related Accrual Certificates for that date will be payable to the holders of the related class of certificates, as interest to the extent not required to fully reduce the amounts of the Accretion Directed Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

"Accrued Certificate Interest" means with respect to any Distribution Date and any class of certificates of any Series, an amount equal to (a) in the case of each class of Offered Certificates of that Series, other than any Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of the certificates of that class, immediately prior to that Distribution Date at the related pass-through rate and (b) in the case of the Interest Only Certificates of that Series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that Distribution Date at the then-applicable pass-through rate on that class for that Distribution Date; in each case less interest shortfalls on the Mortgage Loans in any loan group included in the Trust established for any Series, if any, allocated thereto for that Distribution Date to the extent not covered, with respect to the Senior Certificates, by the subordination provided by the Junior Subordinate Certificates and the Senior Subordinate Certificates, or the related Junior Subordinate Certificates and Senior Subordinate Certificates, in the case of a Stacked Transaction, and, only with respect to any class of Insured Certificates of any Series, by the additional credit enhancement provided by the applicable financial guaranty insurance policy for interest shortfalls on the Mortgage Loans in the related loan group other than Prepayment Interest Shortfalls or interest shortfalls due to application of the Relief Act, after depletion of any subordination, and with respect to the Senior Subordinate Certificates, to the extent not covered by the subordination provided by the Junior Subordinate Certificates, or the related Junior Subordinate Certificates, in the case of a Stacked Transaction, and any class or classes of Senior Subordinate Certificates, or related Senior Subordinate Certificates, in the case of a Stacked Transaction, having a lower payment priority, including in each case:

      (i) any Prepayment Interest Shortfall on the Mortgage Loans included in the related loan group to the extent not covered by the Servicers as described in this term sheet supplement under "Description of the Certificates--Interest Distributions";

      (ii) in the case of an Excess Transaction, the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the Mortgage Loans included in the related loan group not allocated through subordination;

      (iii) in the case of an Excess Transaction, the interest portion of any P&I Advances that were made with respect to delinquencies on the Mortgage Loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

      (iv) any other interest shortfalls in the related loan group not covered by the subordination provided by the Senior Subordinate Certificates or the Junior Subordinate Certificates of that Series, or the related Senior Subordinate Certificates or related Junior Subordinate Certificates of the Series, in the case of a Stacked Transaction, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that Distribution Date absent these reductions. In the case of each class of Class A Certificates (other than any Principal Only Certificates) and the Senior Subordinate Certificates of any Series, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the Mortgage Loans included in the Trust established for any Series, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates related to a loan group (other than the Class PO Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

 "Available Funds" will be determined separately for each loan group and in each case will be an amount equal to the sum of the following amounts, to the extent received by the Securities Administrator, with respect to the Mortgage Loans related to a loan group, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian: (i) the aggregate amount of monthly payments on the Mortgage Loans included in the related loan group due on the related due date and received by the Servicers on or prior to the related Determination Date, after deduction of the applicable Servicing Fee in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the Mortgage Loans included in the related loan group received by the Servicers during the related prepayment period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding prepayment premiums; (iii) Compensating Interest payments from the Servicers to the Master Servicer in respect of Prepayment Interest Shortfalls for that Distribution Date; (iv) the proceeds from repurchases of such Mortgage Loans in the related loan group, and any Substitution Adjustment Amounts received in connection with substitutions for Mortgage Loans in the related loan group, with respect to that Distribution Date; (v) the proceeds of any optional clean-up call and (vi) with respect to a Crossed Transaction, any additional amounts to be included in the Available Funds with respect to such loan group from any other loan group as described under "Description of the Certificates--Cross-Collateralization Mechanics in a Crossed Transaction."

"Bankruptcy Losses" means any Realized Losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan in any loan group, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a Mortgage Loan or an extension of maturity.

"Book-Entry Certificates" means the Certificates, other than the Definitive Certificates.

"Certificateholder" means any person acquiring a beneficial ownership interest in any Certificate.

"Certificate Group" has the meaning set forth in "The Mortgage Loan Pool-Loan Groups" in this term sheet supplement.

"Certificates" means collectively, the Senior Certificates and the Subordinate Certificates.

"Class Certificate Balance" With respect to any offered certificate of any Series, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Class Certificate Balance of that certificate and (y) in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Class Certificate Balance of that class of Accrual Certificates on each Distribution Date prior to the applicable Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Class Certificate Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this term sheet supplement, provided that, the Class Certificate Balance of any certificate of the class of Senior Subordinate Certificates, or the related Senior Subordinate Certificates, in the case of a Stacked Transaction, outstanding with the highest payment priority to which the related Realized Losses, other than, in the case of an Excess Transaction, Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses included in the Trust established for any Series, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any related Subsequent Recoveries not previously allocated, but not by more than the amount of the Realized Losses previously allocated to reduce the Class Certificate Balance of that certificate, and the Class Certificate Balance of the class of certificates with a Class Certificate Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Class Certificate Balance of all classes of certificates of that Series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the Mortgage Loans.

"Class PO Collection Shortfall" means with respect to each loan group and each Final Disposition of a Discount Mortgage Loan in the related loan group in connection with each Distribution Date or any prior Distribution Date, the extent that (1) the amount included under clause (iii) of the applicable definition of Class PO Principal Distribution Amount for that Distribution Date is less than (2) the amount described in (a) under clause (iii) of the applicable definition of Class PO Principal Distribution Amount. Notwithstanding any other provision of this term sheet supplement, any distribution relating to any Class PO Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-6 Certificates, shall result in a reduction of the amount of principal distributions on that Distribution Date on
(i) first, the Class B-5 Certificates and Class B-4 Certificates, in that order, and (ii) second, the Senior Subordinate Certificates, in each case in reverse order of their payment priority, or in the case of a Stacked Transaction, to the extent not covered by any amounts otherwise distributable to the related Class B-6 Certificates of that Series shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the related Class B-5 Certificates and Class B-4 Certificates, and (ii) second, the related Senior Subordinate Certificates, in each case in reverse order of their payment priority.

"Class PO Principal Distribution Amount" means with respect to any Distribution Date and each loan group, a distribution allocable to principal made to holders of the related Class PO Certificates from the related Available Funds remaining after the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount on any related Senior Certificate, for that Series is distributed, equal to the aggregate of:

      (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other related Bankruptcy Losses are in excess of the Bankruptcy Amount;

      (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause
            (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the Pooling and Servicing Agreement for that Series, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related prepayment period;

      (iii) in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that Distribution Date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

      (iv) any amounts allocable to principal for the related loan group for any previous Distribution Date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

      (v) an amount equal to the aggregate of the related Class PO Collection Shortfalls for all Distribution Dates on or prior to such Distribution Date, less any amounts paid under this clause on a prior Distribution Date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds for the related loan group (as described in the definition of Eligible Funds) on any Distribution Date.

Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class PO Principal Distribution Amount with respect to any Distribution Date will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans.

 "Closing Date" means the date specified in the Term Sheet for any Series of certificates.

"Code" has the meaning set forth in "Federal Income Tax Considerations" in this term sheet supplement.

"Collection Account" means the account maintained by the Servicer on behalf of the Trust as described under "Administration of the Trust--Collection Account and Distribution Account" in this term sheet supplement.

"Combination Group" means for any Series, the group of Exchangeable Certificates set forth in the related prospectus supplement.

"Compensating  Interest" has the meaning set forth in "The Pooling and Servicing
Agreement--Servicing    Provisions    of    the    Pooling"    and    "Servicing
Agreement--Prepayment Interest Shortfalls" in this term sheet supplement.

"Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

"Credit Support Depletion Date" means the first Distribution Date on which the Class Certificate Balance of the related Subordinate Certificates, in the case of a Stacked Transaction, or the Subordinate Certificates, in the case of a Crossed Transaction, has been reduced to zero.

"Custodian" means the entity designated as such in the prospectus supplement related to any Series.

"Cut-off Date" means the date specified in the prospectus supplement related to any Series.

"Debt Service Reduction" means modifications of the terms of a Mortgage Loan included in the Trust established for any Series resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan, but not any permanent forgiveness of principal.

"Defaulted Mortgage Losses" means a Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, in the case of an Excess Transaction, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

"Definitive   Certificate"  means  a  physical   certificate   representing  any
Certificate of any Series .

"Depositor" means HSI Asset Securitization Corporation.

"Determination Date" means, with respect to each Servicer Remittance Date, the business day immediately preceding such Servicer Remittance Date.

"Discount Fraction" means with respect to each Discount Mortgage Loan included in each loan group of any Series, a fraction, expressed as a percentage, the numerator of which is the Discount Mortgage Rate for that loan group minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is the Discount Mortgage Rate for that loan group. The Class PO Certificates related to any loan group will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans included in the related loan group.

"Discount Mortgage Loan" means for each Mortgage Loan included in the Trust established for any Series and each loan group, any such Mortgage Loan with a Net Mortgage Rate less than the Discount Mortgage Rate for that loan group.

"Discount Mortgage Rate" means for each loan group of any Series, the rate set forth in any final term sheet for that Series with respect to that loan group.

"Distribution   Account"   means  the  account   maintained  by  the  Securities
Administrator on behalf of the Trust as described under "Administration of the Trust--Trust Accounts."

"Distribution   Date"  has  the  meaning  set  forth  in   "Description  of  the
Certificates--Distributions" in this term sheet supplement.

"Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

"Eligible Funds" means with respect to any Distribution Date and each loan group, an amount equal to the excess of (i) the related Available Funds over
(ii) the sum of the related Senior Interest Distribution Amount, the related Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the related Class PO Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class PO Principal Distribution Amount") and, in the case of a Crossed Transaction, the aggregate amount of Accrued Certificate Interest on the Senior Subordinate Certificates and, in the case of a Stacked Transaction, the aggregate amount of Accrued Certificate Interest on the related Senior Subordinate Certificates.

"ERISA" has the meaning set forth in "ERISA Considerations" in this term sheet supplement.

"Excess Bankruptcy Losses" means, for any Crossed Transaction that is an Excess Transaction, Bankruptcy Losses on the Mortgage Loans in excess of the Bankruptcy Amount and means, for any Stacked Transaction that is an Excess Transaction, Bankruptcy Losses on the Mortgage Loans in the related loan group in excess of the related Bankruptcy Amount.

"Excess Fraud Losses" means, for any Crossed Transaction that is an Excess Transaction, Fraud Losses on the Mortgage Loans in excess of the Fraud Loss Amount and means, for any Stacked Transaction that is an Excess Transaction, Fraud Losses on the Mortgage Loans in the related loan group in excess of the related Fraud Loss Amount.

"Excess Special Hazard Losses" means, for any Crossed Transaction that is an Excess Transaction, Special Hazard Losses on the Mortgage Loans in excess of the Special Hazard Amount and means, for any Stacked Transaction that is an Excess Transaction, Special Hazard Losses on the Mortgage Loans in the related loan group in excess of the related Special Hazard Amount..

"Excess Subordinate Principal Amount" means with respect to a Crossed Transaction and any Distribution Date on which the Class Certificate Balance of the most subordinate class or classes of certificates of any Series then outstanding is to be reduced to zero and on which Realized Losses on the Mortgage Loans included in the Trust established for any Series are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that Distribution Date is greater than (ii) the excess, if any, of the aggregate Class Certificate Balance of that class or those classes of certificates immediately prior to that Distribution Date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that Distribution Date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class PO Principal Distribution Amount." The Excess Subordinate Principal Amount will be allocated among the groups of Senior Certificates (other than the related Class PO Certificates) on a pro rata basis, Senior Subordinate Certificates and Junior Subordinate Certificates in accordance with the amount of Realized Losses on the Mortgage Loans allocated to the certificates on that Distribution Date.

With respect to a Stacked Transaction and any Distribution Date on which the Class Certificate Balance of the most subordinate class or classes of certificates related to a loan group then outstanding with a Class Certificate Balance greater than zero is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which
(i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that Distribution Date is greater than (ii) the excess, if any, of the aggregate Class Certificate Balance of that class or those classes of certificates immediately prior to that Distribution Date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that Distribution date, as reduced by any amount calculated pursuant to clause (v) of the related definition of "Class PO Distribution Amount." The Excess Subordinate Principal Amount for the certificates related to a loan group will be allocated between the Senior
Certificates (other than the related Class PO Certificates), on a pro rata basis, Senior Subordinate Certificates and Junior Subordinate Certificates of such loan group, in accordance with the amount of Realized Losses on the Mortgage Loans in the related loan group allocated to the related certificates on that Distribution Date.

"Excess Transaction" means, a Series of certificates whereby Fraud Losses, Bankruptcy Losses and Special Hazard Losses up to the Fraud Loss amount, Bankruptcy Loss amount and Special Hazard Loss amount, respectively, and Extraordinary Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses, Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

"Exchangeable Certificates" means for any Series, the class of certificates set for as such in the prospectus supplement for such Series.

"Exchanged Certificates" means for any Series, the class of certificates set forth as such in the prospectus supplement for such Series.

 "Expense Fee Rate" means, with respect to any Mortgage Loan included in the Trust established for any Series, a per annum rate equal to the applicable Servicing Fee Rate. See "The Pooling and Servicing Agreement-- Servicing
Provisions  of  the  Pooling  and  Servicing   Agreement"  in  this  term  sheet
supplement.

 "Extraordinary Loss" means a Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks .

"Final Disposition" means with respect to a defaulted Mortgage Loan included in the Trust established for any Series, a Final Disposition is deemed to have occurred upon a determination by the Master Servicer that it has received all insurance proceeds, liquidation proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

"First Lien Mortgage Loans" means Mortgage Loans included in the Trust established for any Series secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

"Fitch" means Fitch, Inc.

"Fixed Rate Mortgage Loans" means a Mortgage Loan included in the Trust established for any Series for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of these Mortgage Loans.

"Floating Rate Certificates" means a class of Certificates with an interest rate that resets periodically based upon a designated index that varies directly with changes in the index.

"Fraud Losses" means a Realized Loss incurred on defaulted Mortgage Loans included in any loan group as to which there was a fraud in the origination of such Mortgage Loans.

"HSBC Bank" has the meaning set forth in "The Sponsor and Seller" in this term sheet supplement.

"Initial Sale Date" means the date on which the Sponsor purchased the Mortgage Loans included in the Trust established for any Series from the Originators.

"Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies (including any primary mortgage insurance policy) insuring the Mortgage Loan or the related Mortgaged Property.

"Insured Certificates" means for any Series, any class of certificates specified to be insured certificates in any final term sheet for that class of certificates.

"Interest Accrual Period" For all classes of certificates, other than the Floating Rate Certificates or Inverse Floating Rate Certificates of any Series, the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Floating Rate Certificates or Inverse Floating Rate Certificates for any Series is the one-month period commencing on the 25th day of the month preceding the month in which the Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. In spite of the foregoing, the distributions of interest on any Distribution Date for all classes of certificates of any Series, including the Floating Rate Certificates or Inverse Floating Rate Certificates of such Series, will reflect interest accrued, and receipts for that interest accrued, on the Mortgage Loans included in the related loan group for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfalls and other shortfalls in collections of interest to the extent described in this term sheet supplement.

"Interest Only Certificates" means a class of Certificates that receives some or all of the interest payments made on the underlying Mortgage Loans or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a Notional Amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A Notional Amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

"Inverse Floating Rate Certificates" means a class of Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

"IRS" means the Internal Revenue Service.

"Issuing Entity" means the Trust established for the issuance of any Series of certificates and specified in the related term sheet.

"LIBOR" means for any Distribution Date and for any class of Floating Rate Certificates or Inverse Floating Rate Certificates of that Series for which it is the applicable index for any such class, the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

"LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market

"Liquidation   Proceeds"   means  any  cash  received  in  connection  with  the
liquidation of a defaulted Mortgage Loan included in the Trust established for any Series, whether through a trustee's sale, foreclosure sale or otherwise.

"Master Mortgage Loan Purchase and Servicing Agreement" means each master mortgage loan purchase and servicing agreement by and among the Sponsor and each respective Originator.

"Master Servicer" means the party designated as such in the prospectus supplement related to any Series.

"Master Servicer Event of Default" has the meaning set forth in "The Master Servicer--Master Servicer Events of Default; Waiver; Termination" in this term sheet supplement.

"Moody's" means Moody's Investors Service, Inc.

"Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool" in this term sheet supplement.

"Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement related to any Series, between the Sponsor and the Depositor.

"Mortgage Rate" means for any Mortgage Loan, the applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

"Mortgaged Property" means the related property securing the Mortgage Loan.

"Multiple Loan Group Transaction" has the meaning set forth in "The Mortgage Pool-Loan Groups" in this term sheet supplement.

"Non-Discount Mortgage Loan" means for each loan group the Mortgage Loans other than the Discount Mortgage Loans included in that loan group.

"Notional Amount" means with respect to any date of determination, the Notional Amount of the Class IO Certificates for each loan group of any Series is equal to the aggregate Stated Principal Balance of the Mortgage Loans included in the related loan group immediately prior to that date, set forth in any final term sheet for that class of certificates. With respect to any date of determination for any class of Exchangeable Certificates, the Notional Amount of any class of Exchangeable Certificates for each loan group of any Series is equal to the aggregate Stated Principal Balance of the Mortgage Loans included in the related loan group immediately prior to that date, set forth in any final term sheet for that class of certificates. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

"Offered Certificates" has the meaning set forth in "Description of the Certificates General" in this term sheet supplement.

"OID" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this term sheet supplement.

"P&I Advances" means advances made by the Servicers or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans included in the Trust established for any Series, less the servicing fee.

"Pool Balance" means, with respect to any date of determination, the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Trust established for any Series as of such date.

"Pooling and Servicing Agreement" means the pooling and servicing agreement among the Depositor, the Master Servicer, the Securities Administrator and the Trustee related to any Series.

"Prepayment  Interest  Excess"  has the  meaning  set forth in "The  Pooling and
Servicing   Agreement--Servicing   Provisions   of  the  Pooling  and  Servicing
Agreement--Prepayment Interest Shortfalls" in this term sheet supplement.

"Prepayment  Interest  Shortfalls" has the meaning set forth in "The Pooling and
Servicing   Agreement--Servicing   Provisions   of  the  Pooling  and  Servicing
Agreement--Prepayment Interest Shortfalls" in this term sheet supplement.

"Principal Only Certificates" means a class of Certificates that does not bear interest and is entitled to receive only distributions of principal.

"Rating Agencies" means each of Fitch, Moody's and S&P.

"Record Date" means, with respect to the Offered Certificates of any Series, the business day immediately preceding the related Distribution Date, unless such Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related Distribution Date.

"Regulation  AB" means Subpart  229.1100 - Asset Backed  Securities  (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

"Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

"REO Property" means all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan included in the Trust established for any Series.

"S&P" means Standard & Poor's Ratings Services.

"Securities Administrator" means the entity designated as such in the prospectus supplement related to any Series.

"Senior Accelerated Distribution Percentage" means for each loan group and with respect to any Distribution Date occurring in the first five years following the Closing Date for any Series, 100%. The Senior Accelerated Distribution Percentage for any loan group for any Distribution Date occurring after the first five years following the closing date for that Series will be as follows:

      o for any Distribution Date during the sixth year after the closing date for that Series, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

      o for any Distribution Date during the seventh year after the closing date for that Series, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

      o for any Distribution Date during the eighth year after the closing date for that Series, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

      o for any Distribution Date during the ninth year after the closing date for that Series, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date; and

      o for any Distribution Date thereafter, the related Senior Percentage for that Distribution Date.

In the case of a Stacked Transaction, if on any Distribution Date for that Series the Senior Percentage for a loan group exceeds the initial Senior Percentage for that loan group, the Senior Accelerated Distribution Percentage for that loan group on that Distribution Date will once again equal 100%, and, in the case of a Crossed Transaction, if on any Distribution Date the weighted average of the Senior Percentages for each loan group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related loan group, excluding the Discount Fraction of the related Discount Mortgage Loans, exceeds the weighted average of the initial Senior Percentages, calculated on such basis, the Senior Accelerated Distribution Percentages for both loan groups for that Distribution Date will once again equal 100%.

Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any Distribution Date unless the loss and delinquency experience of the Mortgage Loans in the related loan group satisfies certain tests.

Notwithstanding the foregoing, upon reduction of the Class Certificate Balances of the related Senior Certificates of such Series, in the case of a Stacked Transaction, or the Senior Certificates of such Series, in the case of a Crossed Transaction, other than the related Class PO Certificates, to zero, the related Senior Accelerated Distribution Percentage, in the case of a Stacked Transaction, or the Senior Accelerated Distribution Percentage, in the case of a Crossed Transaction, will equal 0%.

"Senior Interest Distribution Amount" means with respect to any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related group of Senior Certificates for that Distribution Date, including any Accrual Distribution Amount on any related class.

"Senior Percentage" means for each loan group of any Series with respect to each Distribution Date, the percentage equal to the aggregate Class Certificate Balance of the related Senior Certificates of any Series, other than the related Class PO Certificates of such Series, immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans included in the related loan group, other than the Discount Fraction of the Stated Principal Balance of the related Discount Mortgage Loans included in the related loan group, immediately prior to that Distribution Date.

"Senior Principal Distribution Amount" means for each loan group with respect to any Distribution Date, the lesser of (a) the balance of the related Available Funds remaining after the related Senior Interest Distribution Amount and the related Class PO Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class PO Principal Distribution Amount") have been distributed and (b) the sum of:

(i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

      (1) the principal portion of all scheduled monthly payments on the Mortgage Loans in that loan group, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan in that loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan in that loan group, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

      (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan in that loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each

            Discount Mortgage Loan in that loan group, as required by the Pooling and Servicing Agreement during the preceding calendar month; and

      (3) the principal portion of all other unscheduled collections received in respect of the Mortgage Loans in that loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a Mortgage Loan in that loan group described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections with respect to each Discount Mortgage Loan in that loan group;

(ii) in connection with the Final Disposition of a Mortgage Loan in that loan group (x) that occurred in the preceding calendar month and (y) in the case of an Excess Transaction, that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

      (1) the then-applicable related Senior Percentage of the Stated Principal Balance of that Mortgage Loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan in that loan group; and

      (2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections received in respect of the Mortgage Loans in that loan group, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in that loan group, included in clause (iii) of the definition of Class PO Principal Distribution Amount;

(iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related prepayment period in respect of the Mortgage Loans, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan included in that loan group;

(iv) any Excess Subordinate Principal Amount allocated to loan group on that Distribution Date;

(v) any amounts allocable to principal for any previous Distribution Date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Senior Subordinate
      Certificates or the Junior Subordinate Certificates, in the case of a Crossed Transaction, or the related Senior Subordinate Certificates or the related Junior Subordinate Certificates, in the case of a Stacked Transaction; and

(vi) in the case of a Crossed Transaction, any additional amounts from the other loan group to be included in the Senior Principal Distribution Amount with respect to such loan group pursuant to the first paragraph under "Description of the Certificates--Cross-Collateralization Mechanics in Crossed Transactions".

"Senior Subordinate Certificate Percentage" means with respect to the Class B-1, Class B-2 and Class B-3 Certificates for any Crossed Transaction and any Distribution Date, a percentage equal to the Class Certificate Balance of the related class of Senior Subordinate Certificates of that Series immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans included in the Trust established for that Series, other than the related Discount Fraction of the Stated

Principal Balance of each Discount Mortgage Loan for that Series, immediately prior to that Distribution Date. With respect to the Class B-1, Class B-2 and Class B-3 Certificates related to any loan group for any Stacked Transaction and any Distribution Date, a percentage equal to the Class Certificate Balance of the class of related Senior Subordinate Certificates immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans in the related loan group, other than the related Discount Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that Distribution Date.

"Senior Support Certificates" means a class of Certificates that absorbs the Realized Losses other than Excess Losses that would otherwise be allocated to a class of Super Senior Certificates after the related classes of Subordinated Certificates are no longer outstanding.

"Servicer Remittance Date" will be the date prior to the Distribution Date as set forth in any prospectus supplement.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Special Hazard Losses" means a Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgage property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in the hazard insurance policies. The amount of Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property. Special Hazard Losses do not included losses incurred by war, civil insurrection, certain governmental actions, terrorism, errors in design, faulty workmanship or materials, nuclear reaction, chemical contamination or waste by the mortgagor.

"Sponsor" means HSBC Bank USA, National Association.

"Stated Principal Balance" means, as to any Mortgage Loan included in the Trust established for such Series and as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan included in the Trust established for such Series will give effect to any scheduled payments of principal received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related prepayment period, and the Stated Principal Balance of any Mortgage Loan included in the Trust established for such Series that has prepaid in full or has been liquidated during the related prepayment period will be zero.

"Subordinate   Percentage"   means  for  any  loan  group  as  of  any  date  of
determination a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

"Subsequent Recovery" means amounts that are subsequently received with respect to any Mortgage Loan included in the Trust established for such Series or related Mortgaged Property that had previously been liquidated or otherwise disposed of.

"Substitute Mortgage Loan" means a Mortgage Loan included in the Trust established for such Series substituted by the Originator or the Sponsor for such Mortgage Loan that is in breach of such Originator's or Sponsor's respective representations and warranties regarding such Mortgage Loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Mortgage Loan included in the Trust established for that Series in breach;
(ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Mortgage Loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of such Mortgage Loan in breach; (iv) be of the same type as such Mortgage Loan in breach; and (v) comply with each representation and warranty made by the Originator.

"Super Senior Certificates" means a class of Certificates that will not bear its proportionate share of Realized Losses (other than Excess Losses) as its share is directed to another class, referred to as the "Senior Support Certificates" until the Class Certificate Balance of the Senior Support Certificates are reduced to zero.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a Custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (ii) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (iii)certifying  that the qualified  intermediary  has provided,  or will  provide,  a  withholding  statement  as  required  under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iv) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (v) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--
            stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            certifying that the nonqualified intermediary is not acting for its own account,

            certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      (i)   provides  the   appropriate  IRS  Form  W-8  (or  any  successor  or
            substitute form), duly completed and executed, if the holder is a non-U.S. holder;

      (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      (iii) can be treated as a "exempt recipient" within the meaning of section
            1.6049-4(c)(1)(ii)   of  the  U.S.  Treasury  Regulations  (e.g.,  a
            corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.